UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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ORBITZ WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2011

Dear Shareholders:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Orbitz Worldwide, Inc., which will be held on Wednesday, June 1, 2011, at 10:00 a.m., local time, at the Grand Hyatt, 109 East 42nd Street, New York, New York.

Details of the business to be conducted at the Annual Meeting can be found in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. You are encouraged to vote as soon as possible. Please refer to the proxy card or Notice of Internet Availability of Proxy Materials for more information about how to vote your shares at the Annual Meeting.

Sincerely,

Jeff Clarke
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 1, 2011
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 1, 2011
GENERAL INSTRUCTIONS
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP
APPROVAL OF AN AMENDMENT TO THE EQUITY AND INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE
ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
ADVISORY VOTE REGARDING THE FREQUENCY OF VOTING ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
SHAREHOLDER PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS TO COME BEFORE THE MEETING

ORBITZ WORLDWIDE, INC.
500 W. Madison Street
Suite 1000
Chicago, Illinois 60661

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 1, 2011

To the Shareholders of Orbitz Worldwide, Inc.:

The Annual Meeting of Shareholders of Orbitz Worldwide, Inc. (the “Annual Meeting”) will be held on Wednesday, June 1, 2011, at 10:00 a.m., local time, at the Grand Hyatt, 109 East 42nd Street, New York, New York, for the following purposes:

1.   To elect four directors to our Board of Directors to serve for terms of three years;

2.	To approve an amendment to the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan (the “Equity and Incentive Plan”) to increase the number of shares reserved for issuance under the Equity and Incentive Plan by 3,000,000 shares;

3.   To hold an advisory vote on our executive compensation;

4.	To hold an advisory vote on the frequency of shareholder advisory votes on our executive compensation;

5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011; and

6.	To transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 6, 2011 are entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, we encourage you to vote your shares as soon as possible. If you have requested and/or received a paper copy of the proxy materials by mail, you may sign, date and mail the included proxy card in the envelope provided. If your shares are registered in the name of a broker, bank, broker-dealer or similar organization, you may also be able to vote your shares electronically over the internet or by telephone. It is important that your shares be represented at the Annual Meeting, whether your holdings are large or small. If for any reason you wish to revoke your proxy, you may do so at any time before it is voted at the Annual Meeting.

By Order of the Board of Directors

James P. Shaughnessy
Secretary

April 19, 2011

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held on June 1, 2011

Our Proxy Statement and 2010 Annual Report are available on our Investor Relations website (http://www.orbitz-ir.com).

You may also request hard copies of these documents free of charge by writing to:
Investor Relations, Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661

ORBITZ WORLDWIDE, INC.
500 W. Madison Street
Suite 1000
Chicago, Illinois 60661

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 1, 2011

GENERAL INSTRUCTIONS

We have prepared this Proxy Statement in connection with the solicitation by the Board of Directors (the “board”) of proxies for the Annual Meeting of Shareholders of Orbitz Worldwide, Inc. (the “Company”) to be held on Wednesday, June 1, 2011, at 10:00 a.m., local time, at the Grand Hyatt, 109 East 42nd Street, New York, New York, for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

This Proxy Statement is being mailed or otherwise furnished to our shareholders on or about April 20, 2011. In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), we have sent a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders that hold their shares through brokers, banks, broker-dealers or similar organizations. The Notice contains instructions on how shareholders can access our proxy materials through the internet and how shareholders can request electronic or paper copies if desired. If your shares are held by a broker, bank, broker-dealer or similar organization in its name for your benefit (in “street name”), the Notice will be forwarded to you by the broker, bank, broker-dealer or similar organization. As the beneficial owner, you have the right to direct the broker, bank, broker-dealer or similar organization holding the shares on how to vote the shares. If you are a beneficial owner, you may vote the shares electronically over the internet or by telephone by following the instructions in the Notice or by mail by requesting a paper proxy card to complete.

Shareholders whose shares are registered directly in their names with our transfer agent are considered shareholders of record and will receive proxy materials and a proxy card directly from our transfer agent in the mail. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the Annual Meeting of Shareholders (the “Annual Meeting”). If you are a shareholder of record, please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting.

The costs of the solicitation of proxies, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials, the Notice of Annual Meeting of Shareholders and this Proxy Statement, will be paid by us. Solicitation will be primarily through the use of the mail and the internet, but our officers, directors and regular employees may solicit proxies personally or by telephone without additional remuneration for such activity. We may reimburse brokers, banks, broker-dealers and other similar organizations holding shares in their names for the benefit of beneficial owners for the cost of forwarding proxy materials to, and obtaining proxies from, those beneficial owners.

You may revoke your proxy prior to its exercise by executing and delivering a later dated proxy or written notice of the revocation of the proxy to our corporate secretary prior to the Annual Meeting or by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless you revoke your proxy before the Annual Meeting, the shares represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the shareholder’s directions. If you are a beneficial owner, you must contact the organization that holds the shares on your behalf to change your vote.

Shares Outstanding and Voting Rights

As of April 6, 2011, 102,434,842 shares of our common stock, par value $0.01 per share (“common stock”), were outstanding. Our common stock constitutes our only outstanding class of voting securities. Only shareholders of record as of the close of business on April 6, 2011 (the “record date”) are entitled to receive notice of, and to vote at, the Annual Meeting. Holders of our common stock are entitled to one vote for each share held. Holders of our common stock do not have cumulative voting rights with respect to the election of directors.

Quorum and Required Vote

Quorum.  Unless a quorum is present at the Annual Meeting, no action may be taken at the Annual Meeting except to adjourn it until a later time. The holders of a majority of the issued and outstanding shares of our common stock on the record date, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Shares represented at the Annual Meeting but that are voted to abstain on any or all matters and “broker non-votes” (shares held by brokers, banks or other nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining the presence or absence of a quorum. The inspector of election appointed for the Annual Meeting will determine the number of shares of our common stock present at the Annual Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.

Required Vote.  If a quorum is present, directors are elected by a plurality of all of the votes cast, in person or by proxy. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Abstentions and broker non-votes have no effect on the election of directors, except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes.

The proposals regarding the advisory vote on our executive compensation and the advisory vote on the frequency of shareholder advisory votes on our executive compensation are non-binding votes. However, our board will consider whether or not shareholders approve the compensation of executives as described in this Proxy Statement when making future determinations on executive compensation. Our board will also consider the number of years for the frequency of the advisory vote on executive compensation that receives the most votes when determining the frequency of future shareholder advisory votes on executive compensation.

If a quorum is present, the proposals regarding the amendment to the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan (the “Equity and Incentive Plan”) to increase the number of shares reserved for issuance under the Equity and Incentive Plan by 3,000,000 shares, the advisory vote on our executive compensation and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm will be decided by a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposals. The proposal regarding the advisory vote on the frequency of shareholder advisory votes on our executive compensation will be determined by a plurality of all of the votes cast, in person or by proxy. Broker non-votes will have no effect on the outcome of these proposals and abstentions will have the effect of a “no” vote for purpose of the proposals requiring majority approval.

If your shares are held in street name and you do not instruct your broker or bank on how to vote your shares, your broker or bank, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The proposal to elect four directors to the board, the proposal to approve an amendment to the Equity and Incentive Plan to increase the number of shares reserved for issuance under the Equity and Incentive Plan by 3,000,000 shares, the advisory vote on our executive compensation and the advisory vote on the frequency of shareholder advisory votes are not routine matters and therefore cannot be voted by your broker or bank without your instruction. The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year is a routine matter and therefore may be voted by your broker or bank in its discretion if you do not provide instructions. To the extent your broker or bank votes your shares on your behalf on that proposal, your shares also will be counted as present for the purpose of determining a quorum.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, our shareholders will vote on the nomination of four directors to be elected to the board for three-year terms expiring at the 2014 Annual Meeting. The board is divided into three classes, denominated as Class I, Class II and Class III. Members of each class hold office for staggered three-year terms. The terms of the Class I directors expire on the date of the 2011 Annual Meeting. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and, unless otherwise specified in a proxy by a shareholder, to vote such proxy for the election of the persons named below as nominees. In the event any of the nominees should become unable to serve as a director, proxies may be voted for another nominee recommended by the board.

Under our certificate of incorporation, until Travelport Limited (“Travelport”) ceases to beneficially own at least 33% of the votes entitled to be cast by our outstanding common stock, the prior written consent of Travelport is required for any change in the number of directors on the board, the selection of the members of the board, and the filling of newly created vacancies on the board. As of the date hereof, Travelport, through one of its wholly-owned subsidiaries, TDS Investor (Luxembourg) S.à r.l., beneficially owns over 33% of our outstanding common stock. See the section entitled “Security Ownership — Security Ownership by Certain Other Beneficial Owners” below.

Directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast.

Nominees for Election at the 2011 Annual Meeting

The following table sets forth certain information with respect to the director nominees, all of whom are currently Class I board members.

Class I Directors — Terms Expire in 2014

Name	Age	Principal Occupation and Other Information

Mark S. Britton	44	Mr. Britton has served as a member of our board since April 2011 and is a member of the audit committee and compensation committee. Mr. Britton is the founder, CEO and President of Avvo (www.avvo.com), a website that helps consumers make better health and legal decisions by offering free Q&A forums, backed by ratings and profiles for 90 percent of doctors and lawyers in the United States. Prior to founding Avvo in 2005, Mr. Britton was Executive Vice President of Worldwide Corporate Affairs of InterActiveCorp Travel (IACT) and Expedia, Inc. from 2003 to 2004 and Senior Vice President, General Counsel and Secretary of Expedia from 1999 to 2003. At IACT and Expedia, he oversaw all finance, strategy, corporate development, legal, human resources and government relations functions for the IACT companies, including Expedia, Hotels.com, Hotwire, Classic Custom Vacations and Interval International. Mr. Britton currently serves as Chairman of the board of directors of Avvo and as a member of the Board of Regents of Gonzaga University. Mr. Britton holds a BA degree in finance from Gonzaga University and a JD from George Washington University.

Name	Age	Principal Occupation and Other Information

		Mr. Britton was nominated to the board to fill the vacancy created by the departure of Richard P. Fox, a former board member. The nominating and corporate governance committee requested that members of the board recommend potential candidates and Mr. Britton was suggested by Mr. Harford. After conducting its review (see the section entitled “Corporate Governance — Director Selection Procedures”), the nominating and corporate governance committee recommended Mr. Britton to the board. From his many years of experience at Avvo, Expedia and IACT, Mr. Britton brings to the board a deep understanding of the travel industry and the consumer internet experience. Mr. Britton also provides strong business operations and financial expertise that will enhance the board’s ability to perform its oversight role. Mr. Britton is also an audit committee financial expert.
Bradley T. Gerstner	39	Mr. Gerstner has served as a member of our board since March 2010. Mr. Gerstner is Chief Executive Officer of Altimeter Capital Management, a Boston-based investment firm he founded in November 2008. Prior to Altimeter, Mr. Gerstner was Vice President at PAR Capital Management from 2005 to 2008. Mr. Gerstner also served as Co-CEO of National Leisure Group (“NLG”) from 2003 to 2004. He joined NLG in 2000 after working at General Catalyst, a Boston venture capital firm that had invested in NLG. Mr. Gerstner also served an appointment as Deputy Secretary of State of Indiana. Mr. Gerstner currently serves on the boards of directors of Silver Rail Technologies, Inc. and Expert Media, Inc., doing business as Room 77. Mr. Gerstner is also the founder and Chairman of the board of directors of Room 77, a hotel-focused travel research site. Mr. Gerstner holds a BA degree from Wabash College, a JD from Indiana University and an MBA from the Harvard Business School.

		Mr. Gerstner was nominated to the board by PAR Investment Partners, L.P. (“PAR”) pursuant to the Shareholders’ Agreement, dated as of November 4, 2009, among the Company, PAR and Travelport (the “Shareholders’ Agreement”) (for further discussion of the Shareholders’ Agreement, see the section entitled “Corporate Governance — Director Selection Procedures” below). As founder of Room 77 and a former chief executive officer of two online businesses, including one that operated in the travel industry, Mr. Gerstner has specific strategic and operating knowledge regarding how to run a successful online commerce company. Furthermore, as an investor with a focus on the travel industry, Mr. Gerstner brings subject-matter expertise and a keen understanding of the competitive landscape and our public and private competitors.

Name	Age	Principal Occupation and Other Information

Kristina M. Leslie	46	Ms. Leslie has served as a member of our board since March 2011 and is Chair of the audit committee and a member of the compensation committee and nominating and corporate governance committee. Ms. Leslie is a consultant. From 2004 to 2007, Ms. Leslie served as Chief Financial Officer of DreamWorks Animation SKG, Inc., a company that develops and produces computer generated animated feature films. Prior to DreamWorks Animation SKG, Ms. Leslie served as the Chief Financial Officer of DreamWorks LLC, a diversified entertainment company, from 2003 to 2004 and as Head of Corporate Finance and Strategic Planning from 1996 to 2003. While at DreamWorks LLC, Ms. Leslie led the initial public offering of DreamWorks Animation SKG. Ms. Leslie has also served as Director of Financial Planning for Viacom Inc., an entertainment company, from 1993 to 1996. Ms. Leslie currently serves on the board of directors of PICO Holdings, Inc., a diversified holding company, where she is non-executive Vice Chairwoman, Chairwoman of the audit committee and a member of the compensation committee. From 2007 through 2010, Ms. Leslie served on the board of directors of Bare Escentuals, Inc., a cosmetic company where she was a member of the audit committee. Ms. Leslie also serves on the board of directors of Methodist Hospital in Arcadia, CA where she is Treasurer and Chairwoman of the Finance, Audit and Compliance Committee. Ms. Leslie holds a BA degree in economics from Bucknell University and an MBA from Columbia University.

		Ms. Leslie was appointed to the board to fill the vacancy created by William C. Cobb, a former board member. Ms. Studenmund identified Ms. Leslie as a potential candidate and the nominating and corporate governance committee, after conducting its review, recommended Ms. Leslie to the board. As a former chief financial officer of DreamWorks, Ms. Leslie brings a wealth of financial management experience and understands the challenges a public reporting company faces. Her audit committee experience at PICO and Bare Escentuals enhances the board’s financial expertise and provides the board with an audit committee financial expert.

Name	Age	Principal Occupation and Other Information

Jaynie Miller Studenmund	56	Ms. Studenmund has served as a member of our board since July 2007 and is Chair of the compensation committee and a member of the audit committee and nominating and corporate governance committee. Ms. Studenmund is a corporate director and advisor. Ms. Studenmund currently serves on the boards of several public funds for Western Asset, a major fixed income fund; privately-held MarketTools, a provider of customer insight management tools; and Forest Lawn, an industry leading memorial parks provider. Ms. Studenmund is also on the board of Huntington Memorial Hospital, a regional teaching hospital in Pasadena, CA, and was just named one of five lifetime trustees. She previously served on the boards of eHarmony.com, the premier online relationship services company, from 2005 to 2011; Passenger, a provider of online community sites, in 2010; Countrywide Bank, a regulated bank subsidiary (deposit only) of Countrywide Financial Corp., from 2002 to 2008; and aQuantive, Inc., a publicly traded, top digital marketing services and technology company, which was sold to Microsoft in 2007, from 2004 to 2007. From January 2001 to January 2004, Ms. Studenmund was Chief Operating Officer of Overture Services, Inc., the creator of paid search. Overture was acquired by Yahoo, Inc. in 2004. From February 2000 to January 2001, she was President and Chief Operating Officer of PayMyBills.com, the leading online bill management company. Before becoming an executive in the internet business, Ms. Studenmund had a career in financial services, primarily at First Interstate Bank of California, now Wells Fargo, where from 1985 to 1996, Ms. Studenmund served in various positions, including Executive Vice President and Head of Retail Banking, and Chief Marketing Officer. From 1996 to 1998, Ms. Studenmund was Executive Vice President and Head of Retail Banking at Great Western Bank and then Home Savings Bank, the two largest S&Ls in the nation that were becoming commercial banks, both of which were sold and are now part of JPMorgan Chase. Ms. Studenmund holds a BA degree from Wellesley College and an MBA from the Harvard Business School.

		Ms. Studenmund has over 30 years of comprehensive executive management and operating experience across a diverse set of businesses, including start-ups, rapid growth, turnarounds and mergers and acquisitions in the internet and financial services industries, making her an invaluable addition to the board. Within these environments, she has served as a successful President, COO and director of both public and private companies, providing us with broad operational expertise and wisdom that she has gained by working with numerous companies through their various stages of development.

The board recommends a vote FOR approval of all the director nominees.

The following tables set forth certain information with respect to our directors who are not up for election at the 2011 Annual Meeting.

Class II Directors — Terms Expire in 2012

Name	Age	Principal Occupation and Other Information

Martin J. Brand	36	Mr. Brand has served as a member of our board since March 2010. Mr. Brand is a Managing Director in the Private Equity group of The Blackstone Group. Mr. Brand joined Blackstone’s London office in 2003 and transferred to Blackstone’s New York office in 2005. Before joining The Blackstone Group, Mr. Brand was a consultant with McKinsey & Company in London from 2000 to 2001 and worked as a derivatives trader with the Fixed Income, Currency and Commodities division of Goldman, Sachs & Co. in New York and Tokyo from 1998 to 2000. Mr. Brand currently serves on the boards of directors of Travelport Limited, Performance Food Group, PBF Energy and Bayview Asset Management, LLC. Mr. Brand holds a BA and MA degree in Mathematics and Computation from Oxford University and an MBA from the Harvard Business School.

		Mr. Brand was nominated to the board by Travelport pursuant to the Shareholders’ Agreement. Mr. Brand brings extensive financial expertise and broad-based international experience to the board. Together, these attributes provide the board with critical insight into what is needed to successfully compete in the global marketplace. Further, Mr. Brand’s experience with private equity firms that invest in consumer-growth companies makes him a valuable addition to the board.

William J.G. Griffith, IV	39	Mr. Griffith has served as a member of our board since July 2007. Mr. Griffith is a General Partner of Technology Crossover Ventures, a private equity and venture capital firm (“TCV”), where he focuses exclusively on wireless, infrastructure and internet opportunities. Prior to joining TCV in 2000, Mr. Griffith was an associate at The Beacon Group, a private equity firm that was acquired by JP Morgan Chase in 1999. Prior to The Beacon Group, Mr. Griffith worked at Morgan Stanley. Mr. Griffith currently serves on the boards of directors of several privately-held companies including Travelport Limited, Whitepages.com, Inc., Adknowledge, Inc., MoneyExpert Holdings and Tiny Prints, Inc. Mr. Griffith holds a BA degree in Engineering and History from Dartmouth College and an MBA from the Graduate School of Business at Stanford University.

Name	Age	Principal Occupation and Other Information

		Mr. Griffith comes to the board with an extensive background in private equity. His exclusive focus on technology companies and his wealth of knowledge of information technology and business development and strategy provides the board with valuable perspectives on the ever-changing technology industry and technology company operations. Mr. Griffith’s experience with market-leading growth companies and his focus on technology and technology-enabled service industries strengthens the board’s collective qualifications, skills and experience.

Barney Harford	39	Mr. Harford has served as a member of our board since January 2009 and is a member of the executive committee. Mr. Harford is our Chief Executive Officer. Prior to joining the Company in January 2009, Mr. Harford served in a variety of roles at Expedia, Inc. from 1999 to 2006. From 2004 to 2006, he served as President of Expedia Asia Pacific. Prior to 2004, Mr. Harford served as Senior Vice President of Air, Car & Private Label and led Expedia’s corporate development, strategic planning and investor relations functions. He joined Expedia in 1999 as a product planner. Mr. Harford currently serves on the boards of directors of GlobalEnglish Corporation, LiquidPlanner, Inc. and Orange Hotel Group. He previously served on the board of directors of eLong, Inc., an online travel company, from 2004 to 2008 and served as Chairman from July 2006 to March 2007. He holds an MA degree in Natural Sciences from Clare College, Cambridge University and an MBA from INSEAD.

		As the Company’s Chief Executive Officer, Mr. Harford is uniquely qualified to provide the board with key insight into the Company’s operational and strategic initiatives. Mr. Harford’s strong leadership, knowledge of the Company, and deep insights into and experiences within the travel industry make him a valuable member of our board. Mr. Harford also has significant experience serving on the boards of directors of several public and private companies.

Class III Directors — Terms Expire in 2013

Name	Age	Principal Occupation and Other Information

Jeff Clarke	49	Mr. Clarke has served as a member of our board since June 2007 and is Chairman of the board and Chair of the executive committee. Mr. Clarke is President and Chief Executive Officer of Travelport Limited, having served in that role since May 2006, and a member of the Travelport board of directors since September 2006. From April 2004 to April 2006, Mr. Clarke was Chief Operating Officer of the software company CA, Inc. (formerly Computer Associates International, Inc.). Mr. Clarke also served as Executive Vice President and Chief Financial Officer of CA, Inc. from April 2004 until February 2005. From 2002 to 2003, Mr. Clarke was Executive Vice President, Global Operations at Hewlett Packard Company. Before then, Mr. Clarke joined Compaq Computer Corporation in 1998 and held several positions, including Chief Financial Officer from 2001 until the time of Compaq’s merger with Hewlett Packard Company in 2002. From 1985 to 1998, Mr. Clarke held several financial, operational and international management positions with Digital Equipment Corporation. Mr. Clarke currently serves on the board of directors of Red Hat, Inc. He previously served on the board of directors of UTStarcom, Inc. from 2005 to 2010. Mr. Clarke is also a member of the board of directors of the Transatlantic Business Dialogue, a governor on the World Economic Forum’s Committee on Aviation, Travel and Tourism, an executive committee member of the World Travel and Tourism Council and a member of the Geneseo Foundation Board of Directors, which is the charitable foundation for State University of New York at Geneseo. Mr. Clarke holds a BA degree in Economics from the State University of New York at Geneseo and an MBA from Northeastern University.

		Mr. Clarke’s experience with companies that have significant technology operations spans over 25 years, providing the board with the benefit of his deep industry experience and unique insight into the strategic issues facing the Company. As a former chief financial officer for both Compaq and CA, Inc., Mr. Clarke also brings financial expertise to the board. His service on the boards of directors of other public companies further enhances his experience in corporate governance matters and other issues that face public companies.

Name	Age	Principal Occupation and Other Information

Robert L. Friedman	68	Mr. Friedman has served as a member of our board since March 2011 and is a member of the executive committee. Mr. Friedman is a Senior Managing Director of The Blackstone Group. Mr. Friedman joined Blackstone in 1999 to work primarily in Blackstone’s Private Equity group. He was Chief Legal Officer of the company from January 2003 through August 2010 and was also its Chief Administrative Officer during most of that period. Prior to joining Blackstone in 1999, Mr. Friedman had been a partner with Simpson Thacher & Bartlett for 25 years, where he was a senior member of that law firm’s mergers and acquisitions practice and was an advisor to Blackstone since the company’s inception. He currently serves on the boards of directors of Axis Capital Holdings Limited, TRW Automotive Holdings Corp., FGIC Corporation and The India Fund, Inc. Mr. Friedman is a member of the finance committee of Axis Capital Holdings Limited. He is also Chief Legal Officer and Vice President of The India Fund, Inc. and The Asia Tigers Fund, Inc., two mutual funds managed by Blackstone. Mr. Friedman previously served on the boards of directors of Northwest Airlines, Inc. from 2002 to 2008, Corp. Group Banking S.A. from 1999 to 2007, Houghton Mifflin Holdings, Inc. from 2001 to 2006 and Premcor Inc. from 1999 to 2006. Prior to Northwest Airlines’ merger with Delta Airlines, Inc. in 2008, Mr. Friedman served as Chair of Northwest Airlines’ corporate governance committee. Mr. Friedman holds a BA degree from Columbia College and a JD from the University of Pennsylvania Law School.

		Mr. Friedman was nominated to the board by Travelport to replace the vacancy created by the departure of Paul C. Schorr, IV, a former director. Mr. Friedman’s long career with Simpson Thacher advising boards of directors on legal, corporate governance and compliance matters makes him a valued member of our board. In addition, he is knowledgeable about the debt and capital markets as an investment professional at Blackstone’s Private Equity group and possesses executive management skills gained through his various executive positions at Blackstone. Mr. Friedman also brings travel and airline experience to the board from his previous service as a director of Northwest Airlines and as its principal outside lawyer before he joined Northwest Airlines’ board.

Name	Age	Principal Occupation and Other Information

Jill A. Greenthal	54	Ms. Greenthal has served as a member of our board since July 2007 and is Chair of the nominating and corporate governance committee. Ms. Greenthal is a Senior Advisor in the Private Equity group of The Blackstone Group. Prior to September 2007, Ms. Greenthal was a Senior Managing Director in the Corporate and Mergers and Acquisitions Advisory group at Blackstone. Before joining Blackstone in 2003, Ms. Greenthal was Co-Head of the Global Media Group, Co-Head of the Boston office and a member of the Executive Board of Investment Banking at Credit Suisse First Boston (“CSFB”). Ms. Greenthal was also Co-Head of the Boston office of Donaldson, Lufkin and Jenrette (“DLJ”), before its acquisition by CSFB. Prior to joining DLJ, she was Head of the Media Group at Lehman Brothers. Ms. Greenthal currently serves on the boards of directors of Akamai Technologies, Inc., The Weather Channel and Universal Orlando. Ms. Greenthal previously served on the boards of directors of Freedom Communications, Inc. from 2007 to 2010, Martha Stewart Living Omnimedia Inc from 2006 to 2008 and Houghton Mifflin Co. in 2005. Ms. Greenthal graduated as a member of The Academy from Simmons College and holds an MBA from the Harvard Business School.

		Having served in leadership roles at several top-tier investment banking firms, Ms. Greenthal brings us deep financial expertise and business acumen. Furthermore, as a Senior Advisor to Blackstone’s Private Equity group, Ms. Greenthal works closely with the global media and technology teams to assist in investments in those sectors. Ms. Greenthal has over 25 years’ experience working with growth-stage companies in the media and internet sectors, giving her a broad understanding of the challenges facing the Company and the industry as a whole.

CORPORATE GOVERNANCE

General

Our business and affairs are managed under the direction of the board. Our certificate of incorporation and by-laws specify that the board shall consist of not fewer than three, nor more than fifteen, members. We currently have ten directors. The board has an audit committee, a compensation committee, an executive committee and a nominating and corporate governance committee.

Controlled Company

The board has determined, in its business judgment, that the Company is, and has elected to cause the Company to be treated as, a “controlled company,” as defined in Section 303A of the rules of the New York Stock Exchange (the “NYSE”), based on the voting control of affiliates of The Blackstone Group, L.P. (“The Blackstone Group”), which beneficially owned, directly and indirectly, approximately 53.7% of our outstanding common stock as of the record date. See the section entitled “Security Ownership — Security Ownership by Certain Other Beneficial Owners” below. Accordingly, we are exempt from certain requirements of the NYSE corporate governance rules, including the requirement that we have a majority of independent directors on the board and the requirement that the compensation and/or nominating and corporate governance committees of the board have written charters addressing certain specified matters. In the event we cease to be a controlled company within the meaning of these rules, we would then be required to comply with these provisions after the transition periods specified by the NYSE.

Independence of Directors

Our Corporate Governance Guidelines provide that once we cease to qualify as a “controlled company” under the NYSE corporate governance rules, and after any permissible phase-in period, the board will have a majority of independent directors. No director will be deemed independent unless the board affirmatively determines that the director has no material relationship with us directly or as an officer, shareholder or partner of an organization that has a relationship with us. The board reviews annually the relationships that each director has with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). Following that review, only those directors who the board affirmatively determines have no material relationship with us will be considered independent directors, subject to any additional qualifications prescribed under the NYSE corporate governance rules or under applicable law. The board may adopt and disclose categorical standards to assist it in determining director independence but currently does not have any categorical standards other than those expressly set forth in the NYSE corporate governance rules. In the event that a director becomes aware of any changes in circumstances that may result in the director no longer being considered independent under the NYSE corporate governance rules or under applicable law, the director is required to promptly inform the board.

The board has determined, in its business judgment, that Ms. Studenmund, Ms. Leslie and Messrs. Britton and Gerstner are each independent within the meaning of the NYSE corporate governance rules, as currently in effect, and have no other material relationships with us that could interfere with her or his ability to exercise independent judgment. Ms. Greenthal and Messrs. Brand, Clarke, Friedman, Griffith and Harford are not considered independent under these rules.

Board Meetings

During fiscal year 2010, the board held nineteen meetings. All directors attended at least 75% of the aggregate number of the meetings of the full board and of meetings of the board committees on which they served in fiscal year 2010. At least one regularly scheduled meeting of the board is held each fiscal quarter.

Committees of the Board of Directors

The members of the committees of the board are identified in the following table.

Nominating
and
Corporate
Director	Audit	Compensation	Executive	Governance

Mark S. Britton	Member	Member
Jeff Clarke			Chair
Robert L. Friedman			Member
Jill A. Greenthal				Chair
Barney Harford			Member
Kristina M. Leslie	Chair	Member		Member
Jaynie Miller Studenmund	Member	Chair		Member

Audit Committee.  The audit committee assists the board in its oversight of the integrity of our financial statements and the qualifications, independence and performance of our independent registered public accounting firm. The audit committee held fourteen meetings in fiscal year 2010.

The audit committee:

•	reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

•	reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;

•	reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters; and

•	has discretion to appoint annually our independent registered public accounting firm (subject to certain contractual requirements requiring us to select an accounting firm designated by Travelport), to evaluate its independence and performance and to set clear hiring policies for employees or former employees of the independent registered public accounting firm.

The audit committee is also responsible for the review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons, as defined by the rules of the SEC.

The audit committee is comprised of Ms. Leslie (Chair), Mr. Britton and Ms. Studenmund, each of whom is “independent” under the NYSE corporate governance rules and Rule 10A-3(b)(1)(iv)(A) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The board has determined that each of Ms. Leslie, Mr. Britton and Ms. Studenmund meets the financial literacy requirements of the NYSE and that each of Mr. Britton and Ms. Leslie qualifies as an “audit committee financial expert,” as that term is defined by the rules of the SEC.

Compensation Committee.  The compensation committee reviews and administers all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of our executive officers and employees. The compensation committee oversees our compensation and employee benefit plans and practices, including our executive compensation, incentive-compensation and equity-based plans. The compensation committee also reviews and discusses with management our compensation discussion and analysis, reviews the say on pay proposal, and prepares the Compensation Committee Report included in this Proxy Statement as required by the rules of the SEC. The compensation committee is comprised of Ms. Studenmund (Chair), Mr. Britton and Ms. Leslie, each of whom is “independent” under the NYSE corporate governance rules, a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The compensation committee held eight meetings in fiscal year 2010. A description of the Company’s processes and procedures for the consideration and determination of executive compensation is included in the section entitled “Executive Compensation — Compensation Discussion and Analysis” below.

Executive Committee.  The executive committee assists the board when certain action is required between meetings. The actions that the executive committee can take are those that have been specifically delegated to it by resolution of the full board. The members of the executive committee consist of Messrs. Clarke (Chair), Friedman and Harford. The executive committee did not hold any meetings in fiscal year 2010.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities relating to the Company’s corporate governance matters, including the identification and recommendation of director nominees, recommendation of board committee appointments, executive management succession planning, periodic review of the Company’s Code of Conduct and Corporate Governance Guidelines, evaluation of the board, its committees and our Chief Executive Officer, and such other duties as directed by the board. The nominating and corporate governance committee is comprised of Ms. Greenthal (Chair), Ms. Leslie and Ms. Studenmund, a majority of whom are “independent” under the NYSE corporate governance rules. The nominating and corporate governance committee held four meetings in fiscal year 2010.

Director Selection Procedures

The nominating and corporate governance committee identifies and screens candidates for board membership. The nominating and corporate governance committee may identify potential candidates through a combination of referrals, including current board members, stockholders and outside consultants and search firms, as appropriate.

In the committee’s search for director nominees to replace the vacancies created by the departure of William C. Cobb, Richard P. Fox and Paul C. Schorr, IV, the nominating and corporate governance committee retained Russell Reynolds Associates, an executive search firm, to assist the committee in identifying and evaluating the candidates and Kroll Associates, Inc. to provide background screening services for each candidate that was presented to the committee for its review. Mr. Britton and Ms. Leslie were initially suggested as potential candidates by current board members and Mr. Friedman was nominated to the board by Travelport. After reviewing and evaluating the background, qualifications and experience of each of the candidates and Travelport’s nominee, the committee recommended their appointment to the board.

The nominating and corporate governance committee is responsible for assessing the appropriate balance of criteria required of board members. The nominating and corporate governance committee applies several criteria in selecting nominees. At a minimum, the nominating and corporate governance committee considers: (a) whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s oversight of our business and affairs and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors that the nominating and corporate governance committee may consider include a candidate’s specific experience and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with us and independence from management and us. The nominating and corporate governance committee also takes into account an individual candidate’s diversity of background and experience. While the Company does not have a formal diversity policy for board membership, the board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the board’s discussions and decision-making process. These diversity considerations are discussed by the nominating and corporate governance committee in connection with the general qualifications of each potential nominee.

Under our certificate of incorporation, until Travelport ceases to beneficially own at least 33% of the votes entitled to be cast by our outstanding common stock, the prior written consent of Travelport is required for any change in the number of directors on the board, the selection of the members of the board and the filling of newly created vacancies on the board.

Pursuant to the Shareholders’ Agreement, PAR currently has the right to designate a nominee for appointment or election to the board, subject to the satisfaction of certain legal, regulatory and corporate governance requirements for service as a director of the Company. Any such nominee must also be reasonably satisfactory to the Company, the board and Travelport. In addition, if either PAR or its affiliates or PAR’s board designee and his or her affiliates have a net economic interest in Expedia, Inc., Priceline.com Incorporated, Amadeus IT Group, S.A. or Sabre Holdings Corporation that is greater than their net economic interest in the Company (subject to an exception for a net economic interest of less than $5 million), the Company has the right to require PAR’s nominee to resign. If such a resignation occurs and the Shareholders’ Agreement remains in effect, PAR would have the right to nominate a replacement designee. The Shareholders’ Agreement expires on November 4, 2012, but will terminate earlier if: (a) the Company ceases to qualify for the controlled company exemption under Section 303A of the NYSE Listed Company Manual, (b) PAR ceases to beneficially own 20% or more of our common stock or (c) PAR or its designee materially breaches its covenants under the agreement. In March 2010, Mr. Gerstner was nominated to the board by PAR pursuant to the aforementioned terms of the Shareholders’ Agreement.

The nominating and corporate governance committee will consider candidates recommended by shareholders in the same manner it considers other candidates. In considering candidates submitted by shareholders, the nominating and corporate governance committee will take into consideration the needs of the board and the qualifications of the candidate. Our by-laws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of shareholder proposals related to shareholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; however, in the event that the annual meeting of shareholders is called for a date that is not within 30 days before or after that anniversary date, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting of shareholders was mailed or public disclosure of the date of the annual meeting of shareholders was made, whichever occurs first. The procedure for shareholder nominations for the 2011 Annual Meeting was governed by this proviso. Shareholder nominations for the 2012 Annual Meeting must be received no earlier than February 2, 2012 and no later than March 3, 2012. Shareholder nominations for the election of directors at a special meeting must be received by our corporate secretary no later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth some information related to the shareholder giving the notice, including:

•	the name and record address of that shareholder;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that shareholder;

•	a description of all arrangements or understandings between that shareholder and any other person in connection with the nomination and any material interest of that shareholder in the nomination; and

•	a representation that the shareholder is a holder of record of our stock entitled to vote at that meeting and that the shareholder intends to appear in person or by proxy at the meeting to bring that nomination before the meeting;

and, as to each person whom the shareholder proposes to nominate for election as a director:

•	the name, age, business and residence addresses, and the principal occupation and employment of the person;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by the person; and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act.

Board Leadership Structure

In February 2010, we amended our Corporate Governance Guidelines to formalize the separation of the offices of the Chairman of the board and the Chief Executive Officer. Although our Corporate Governance Guidelines previously did not require the separation of the offices, the Company has always had a separate Chairman of the board and Chief Executive Officer. We believe that having a non-executive Chairman is currently in the best interests of the Company and its shareholders. Over the past several years, demands made on boards of directors have been ever increasing, in large part due to increased regulation under the federal securities laws, national stock exchange rules and other federal and state regulatory changes and more recently, challenging economic circumstances. The non-executive Chairman manages the overall board function and his current responsibilities include preparing the master agenda for the board meetings and presiding at shareholder meetings, board meetings and board executive sessions. Mr. Clarke currently serves as Chairman of our board. The separation of the offices allows Mr. Clarke to focus on management of board matters and allows our Chief Executive Officer to focus his talents and attention on managing our business. Additionally, we believe the separation of the offices ensures the objectivity of the board in its management oversight role, specifically with respect to reviewing and assessing the Chief Executive Officer’s performance.

Risk Oversight

The board has overall responsibility for risk oversight of the Company. Our management assists the board in identifying strategic and operating risks that could affect the achievement of business goals and objectives, assessing the likelihood and potential impact of these risks and proposing courses of action to mitigate and/or respond to these risks. These risks are reviewed and discussed with the board as part of the business and operating review conducted at each of our regular board meetings.

A portion of the board’s risk oversight function has been delegated to the various committees of the board, consistent with each committee’s area of responsibility. Each committee regularly reports back to the full board on its risk oversight activities. The audit committee has primary oversight of our financial reporting, internal control and compliance risks and also oversees risks arising from related person transactions (see the section entitled “Certain Relationships and Related Person Transactions” below for further discussion of the audit committee’s role in the review and approval of related person transactions). At least once a quarter, the audit committee meets separately with the head of our internal audit function and representatives from our independent registered public accounting firm. In addition, the audit committee regularly receives reports from our management on litigation and regulatory developments, and our compliance with the Sarbanes-Oxley Act and other corporate compliance policies. The compensation committee assists the board in fulfilling its risk oversight responsibilities with respect to risks arising from our executive compensation programs and specifically evaluates the effect the Company’s compensation programs have on risk-taking activities. The nominating and corporate governance committee oversees risks related to our governance structure and succession planning and considers risk oversight when evaluating our Corporate Governance Guidelines and reviewing our board and committee composition. In addition, the nominating and corporate governance committee reviews the specific skills and experience of nominees to the board to ensure that the nominee would have the appropriate level of experience to oversee the various risks faced by the Company.

Attendance at Annual Meetings of Shareholders

Although we have no formal policy regarding directors’ attendance at annual meetings of shareholders, we encourage all of our directors to attend our annual shareholder meetings. However, from time to time, other commitments may prevent all directors from attending our annual meeting. Six of the ten directors, including the Chairman of the board, attended our 2010 Annual Meeting of Shareholders.

Communications with Directors

If a shareholder or any interested party has any concern, question or complaint regarding any accounting, auditing or internal controls matter, any issues arising under the Code of Conduct or any other matter that he or she wishes to communicate with the board, the non-management directors as a group, or any individual director, the shareholder or interested party can write to any of these groups or individuals c/o Orbitz Worldwide, Inc., Attention: Chairman, 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661. From time to time, the board may change the process for shareholder communication with the board or its members. You should refer to the corporate governance page of our Investor Relations website at http://www.orbitz-ir.com for any changes in this process.

Whistleblowing Access

The board has established a means for employees, customers, suppliers, shareholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Code of Conduct or other matters. Any employee, shareholder or other interested party may call the Integrity Line and submit a report. The Integrity Line is operational 24 hours a day, seven days a week. Information on our Integrity Line is available on the corporate governance page of our Investor Relations website at http://www.orbitz-ir.com.

Board Executive Sessions

The non-management directors of the board regularly meet alone without any members of management being present. Mr. Clarke, the Chairman of the board, presides as the lead director at these executive sessions.

Code of Conduct and Code of Ethics

We have adopted the Orbitz Worldwide, Inc. Code of Conduct which applies to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and principal accounting officer. In addition, we have adopted a Code of Ethics for our Chief Executive Officer and senior financial officers. The Code of Conduct and the Code of Ethics are available on the corporate governance page of our Investor Relations website at http://www.orbitz-ir.com. Amendments to, or waivers from, the Code of Conduct and the Code of Ethics will be posted on our website and provided to you without charge upon written request to Orbitz Worldwide, Inc., Attention: Corporate Secretary, 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661.

Corporate Governance Policies and Charters

Current copies of the following materials related to our corporate governance policies and practices are available publicly on the corporate governance page of our Investor Relations website at http://www.orbitz-ir.com:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Executive Committee Charter

•	Nominating and Corporate Governance Committee Charter

•	Code of Conduct

•	Code of Ethics for the CEO and Senior Financial Officers

•	Policy on Trading in Securities

•	Stock Ownership Policy

•	Executive Compensation Recoupment Policy

You may also obtain copies of the materials above free of charge by written request to our corporate secretary at Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board) of another corporation, one of whose executive officers served on our compensation committee or as one of our directors. None of our executive officers served as a director of another corporation, where one of the executive officers of the other corporation served on the compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own ten percent or more of a registered class of our equity securities to file initial reports of beneficial ownership (Form 3) and changes in beneficial ownership (Form 4 or 5) with the SEC. Based on a review of documents in our possession and on written representations from certain of our executive officers and directors that no Form 5s were required, we believe that during fiscal year 2010 all persons filed on a timely basis all reports required by Section 16(a).

Report of the Audit Committee

The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2010 and the report of Deloitte & Touche LLP, our independent registered public accounting firm, on those financial statements with management and Deloitte & Touche LLP, including a review and discussion of the quality, not just the acceptability, of our accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosures in our financial statements, including the disclosures relating to critical accounting policies.

In addition, the audit committee has reviewed and discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance,” which supersedes Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the audit committee has discussed with Deloitte & Touche LLP their independence from management and us, and has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has considered whether the services rendered by Deloitte & Touche LLP or its affiliates with respect to tax and non-audit services are compatible with maintaining their independence.

The audit committee has also reviewed and discussed with management and Deloitte & Touche LLP management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the report of Deloitte & Touche LLP on the effectiveness of the Company’s internal control over financial reporting.

The audit committee discussed with Deloitte & Touche LLP the overall scope and plans for its audit. The audit committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal control over financial reporting, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board (and the board has approved) that our audited financial statements for fiscal year 2010 be included in our Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC. The audit committee and the board have also approved the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Respectfully Submitted By:

The Audit Committee as of February 23, 2011

Richard P. Fox, Chair
William C. Cobb
Jaynie Miller Studenmund

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis outlines our compensation program as it relates to our named executive officers. The named executive officers for fiscal year 2010 include our Chief Executive Officer, our Chief Financial Officer, and the three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer) in fiscal year 2010 who were serving as executive officers at the end of fiscal year 2010. Our named executive officers were Barney Harford, Chief Executive Officer; Marsha C. Williams, Senior Vice President and Chief Financial Officer; Samuel M. Fulton, Senior Vice President, Retail; Michael J. Nelson, President, Partner Services Group; and James P. Shaughnessy, Senior Vice President, Chief Administrative Officer and General Counsel. Ms. Williams resigned as our Chief Financial Officer on December 31, 2010.

In this Compensation Discussion and Analysis (“CD&A”), we first provide an executive summary with certain highlights of the CD&A. Next, we discuss our executive compensation program philosophy and objectives. We then review the process the compensation committee follows in deciding how to compensate our named executive officers. We next provide a brief overview of our executive compensation programs and components. We conclude with a detailed discussion and analysis of the compensation committee’s specific decisions about the compensation of our named executive officers for fiscal year 2010.

Executive Summary

•	Executive Compensation Philosophy. The core of our executive compensation philosophy is to pay for financial and strategic performance consistent with sound compensation governance principles and shareholder interests.

•	Compensation Governance. Our compensation philosophy is complemented by the following specific compensation governance elements designed to align our executive compensation with long-term shareholder interests:

•	stock ownership guidelines for executive officers and directors, which are designed to tie significant amounts of their personal wealth to our long-term success;

•	a compensation recoupment or “clawback” policy structured to encourage sound financial reporting and to discourage inappropriate risk taking by our executive officers;

•	a policy on trading in our securities, which includes a prohibition on hedging, trading in puts, calls or similar derivative securities, holding our securities in a margin account or pledging them as collateral for a loan;

•	no special benefits, defined benefit pension plan or supplemental executive retirement plans and a limited program of perquisites for our named executive officers; and

•	a bonus plan for all employees that uses Company performance metrics and has caps on bonus payments.

During fiscal year 2010 the compensation committee conducted a review of compensation-related risk management with the assistance of its independent compensation consultant, Farient Advisors LLC (“Farient”). Farient advised that our executive compensation program provides an effective balance between short- and long-term incentives, with a long-term performance focus, and appropriate financial and non-financial performance metrics and discretion. Based on the foregoing, the compensation committee has concluded that the risks arising from our employee compensation programs are not reasonably likely to have a material adverse effect on the Company.

•	Elements of Executive Compensation. The three major elements of our executive compensation program for fiscal year 2010 were:

•	base salary targeted generally at the median of our peer group;

•	short-term performance-based cash incentive awards targeted generally at the median of our peer group; and

•	long-term equity-based incentive awards targeted between the 50th and 75th percentile of our peer group based on individual performance and impact on the Company’s long-term financial and strategic success.

•	Our Peer Group and Benchmarking. In making executive compensation program decisions for fiscal year 2010, in January and February of 2010, the compensation committee, with assistance from Farient, reviewed and compared the Company’s executive compensation programs and practices to a select company peer group (see the section entitled “Executive Compensation Process” below), which consisted of eleven internet-based retailers, as well as compensation surveys of high-technology and software companies. The peer group is largely consistent with the 2009 peer group except that three companies were excluded because they were too large in terms of revenue and/or were not consistent with the Company’s business-to-consumer business model.

•	Our Fiscal Year 2010 Performance and Executive Compensation.

The worldwide travel industry is a large and dynamic industry that has experienced rapid and significant change. The prolonged global economic downturn during the last part of 2008 and throughout 2009 has significantly impacted the travel industry. While the economy has stabilized, there is still uncertainty surrounding the timing and sustainability of the recovery. As a result, we have limited visibility into when travel industry fundamentals will fully recover.

Based on our limited visibility, we established moderate financial performance conditions for 2010. Consolidated Adjusted EBITDA was used as the financial measure for the Amended and Restated Orbitz Worldwide, Inc. Performance-Based Annual Incentive Plan (our short-term incentive, or bonus, plan (“AIP”)), and also was used as a condition of vesting for certain performance-based restricted stock units.

For fiscal year 2010, our consolidated Adjusted EBITDA, after giving effect to awards under the AIP, increased approximately 5.9% over fiscal year 2009 and exceeded our minimum fiscal year 2010 goal set in March 2010 of approximately 4.9% over fiscal year 2009, but was just below our target fiscal year 2010 goal of 6.9% over fiscal year 2009. Because the financial performance minimum for fiscal year 2010 of $151.0 million was exceeded but the target of $154.0 million was not achieved, the amounts calculated pursuant to the AIP formula and payable to our named executive officers were below the target amounts, which were established near the median of our peer group. The compensation committee certified that the financial performance minimums for fiscal year 2010 under the AIP had been exceeded, resulting in an award under the AIP to each of our named executive officers equal to between 52% and 62% of the named executive officer’s annual cash incentive target.

In June 2010, the compensation committee also approved annual grants of equity to certain employees, including each named executive officer, consisting of grants of performance-based restricted stock units and stock options. The vesting of the restricted stock units was subject to the achievement of a consolidated Adjusted EBITDA goal of $150.0 million, which was satisfied.

Short-term performance-based cash incentive and long-term equity-based incentive awards for each of our named executive officers for fiscal year 2010 are set forth below and are consistent with the Company’s performance. For a complete discussion of the short-term performance-based cash incentive and long-term equity-based incentive awards to our named executive officers, see the section entitled “Executive Compensation Programs and Components” below.

Short-Term Performance-Based Cash Incentive Compensation

	Fiscal Year 2010	Fiscal Year 2010
	Cash Incentive	Cash Incentive
	Target	Award
Named Executive Officer	($)	($)

Barney Harford	$675,000	$418,095
Samuel M. Fulton	$123,318	$74,000
Michael J. Nelson	$292,500	$155,000
James P. Shaughnessy	$295,313	$155,000

Long-Term Equity-Based Incentive Compensation

	Fiscal Year 2010	Fiscal Year 2010	Fiscal Year 2010
	Stock Option Award Grant	RSU Award Grant	Equity Award Grant
	Date Fair Value	Date Fair Value	Date Fair Value
Named Executive Officer	($)	($)	($)

Barney Harford	$699,300	$1,225,000	$1,924,300
Samuel M. Fulton	$153,600	$196,000	$349,600
Michael J. Nelson	$153,600	$196,000	$349,600
James P. Shaughnessy	$153,600	$196,000	$349,600

On June 8, 2010, in connection with her decision to retire as our Senior Vice President and Chief Financial Officer by the end of the year, we entered into a Transition and Retirement Agreement with Marsha C. Williams under which she was entitled to certain separation benefits and cash payments with respect to her remaining tenure with the Company. See section entitled “Employment and Severance Arrangements” below. Because of her resignation, Ms. Williams did not receive an equity award in 2010 and her AIP bonus was included as part of her cash severance payment.

Executive Compensation Program Philosophy and Objectives

Our overall executive compensation philosophy is to offer a performance driven program, consistent with shareholder interests. We do this by setting performance objectives that are cognizant of our competitive business environment, and by differentiating actual AIP payouts and equity grants for each individual, based on his or her contribution to our business results for the year and an assessment of the impact of his or her role on the long-term success of the Company. In addition, the Company offers a competitive total compensation opportunity to effectively recruit and retain individuals who have demonstrated a high level of expertise and who are market leaders in our unique, technology-based industry. In particular, we position pay, on average, at the median of the market for salary and short-term incentives, and we position long-term incentives at the 50th percentile of the market for most positions and up to the 75th percentile of the market for those positions that are uniquely critical to the long-term success of the enterprise.

Our executive compensation philosophy uses a combination of:

•	fixed cash compensation to attract and retain talent; and

•	short-term cash and long-term equity-based incentives based on the achievement of certain financial performance and/or other objectives to align, as much as possible, our executive officers’ compensation opportunities with our shareholders’ interests and to focus our executive officers on the areas that the compensation committee believes are important for the Company’s long-term success in a competitive marketplace.

We also consider individual circumstances related to each named executive officer such as experience, performance and area of responsibility in light of our future business needs and prospects.

In an effort to align our executive compensation with long-term shareholder interests, the Company has a stock ownership philosophy and a recoupment policy, both described below. These features mitigate risk and help align the interest of our executive officers and shareholders by requiring that (a) executive officers and directors retain and hold a minimum number of shares of our common stock and (b) in certain cases executive officers reimburse the Company or forfeit certain portions of any award paid or granted in the event of restated financial results.

The board, following a recommendation by the compensation committee, adopted a policy regarding minimum ownership of stock by our executive officers and directors (the “Stock Ownership Policy”). The Stock Ownership Policy requires that each non-employee member of the board, the Chief Executive Officer and each executive officer must own a certain amount of stock based on a multiple of retainer or annual base salary (the “Share Threshold”). Until the Share Threshold is obtained, each non-employee member of the board, the Chief Executive Officer and each executive officer is required to retain at least 25% of the shares granted, delivered or deferred through the Company’s equity incentive plans. There is no minimum time period to achieve the Share Threshold and the retention requirement applies until the Share Threshold is achieved. The current structure of the equity compensation program for non-employee members of the board provides that each such director receives

100% of his or her annual equity award and unless the director elects otherwise, 50% of his or her annual retainer fee in the form of deferred stock units, which entitle the director to receive one share of our common stock for each deferred stock unit following the director’s retirement or termination of service from the board. Because deferred stock units count towards the retention requirement and Share Threshold, each such director other than Ms. Leslie and Messrs. Britton and Friedman currently complies with the retention requirement. It is expected that all of our directors will comply with his or her Share Threshold within three years of the policy’s effective date, which is September 24, 2009, or for newly-appointed directors, within three years of the date of their appointment.

Following the compensation committee’s recommendation, the board also adopted a recoupment policy, which provides that in the event of a restatement of our financial results, the compensation committee will review all cash or equity incentive compensation that was paid or granted to executive officers for performance periods beginning after December 31, 2009 and which occur during the restatement period. The compensation committee has the discretion to require some or all of the executive officers to reimburse the Company or forfeit the incremental portion of any award in excess of the award that would have been paid or granted based on the restated financial results. The policy will be amended to comply with the final regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Executive Compensation Process

In making executive compensation program decisions, the compensation committee reviews our executive compensation programs and practices against a peer group, which is comprised of companies of a similar size (based on revenue), companies in the internet retail and internet software and services industry sectors, companies with a similar business-to-consumer business model and the Company’s direct competitors.

In February 2010, the compensation committee, using the above selection criteria, approved a new peer group that consisted of the following companies:

Company Name

1-800-FLOWERS.COM, Inc.
Expedia, Inc.
GSI Commerce, Inc.
IAC/InterActiveCorp
Monster Worldwide, Inc.
Netflix, Inc.
NutriSystem, Inc.
Overstock.com, Inc.
priceline.com Incorporated
RealNetworks, Inc.
United Online, Inc.

The above peer group and studies of peer group data prepared by Farient in January and February of 2010 were considered by the compensation committee for compensation decisions made during fiscal year 2010. In September 2010, applying the same objective selection criteria used for fiscal year 2010, the compensation committee approved the same peer group for fiscal year 2011.

For competitive benchmarking purposes, Farient conducted an analysis of the Company’s pay levels for executive officers and for other positions, by pay component, using proxy data of the peer companies for our Chief Executive Officer and Chief Financial Officer and survey data for our other named executive officers. In addition, Farient performed a competitive review of the Company’s executive pay programs and practices, including severance and change-in-control arrangements, as well as its goals and performance. The compensation committee used Farient’s analyses in determining base salaries, AIP target awards, AIP goals, long-term incentive grant ranges and individual grants for our named executive officers in 2010.

The compensation committee retains and does not delegate any of its power to determine all matters of executive compensation and benefits, although the Chief Executive Officer presents proposals and recommendations to the compensation committee for its consideration and approval, in particular as it relates to the structure and performance metrics used for the Company’s short-term performance-based cash incentive and long-term equity-based incentive award programs. The compensation committee reports to the board on the major items covered at each compensation committee meeting, and the Chairman of the board and other board members are invited to attend and participate (on a non-voting basis) in most compensation committee meetings. Farient worked directly with the compensation committee (and not on behalf of management) to assist the compensation committee in satisfying its responsibilities and did not undertake any project for management except at the request of the Chair of the compensation committee and in the capacity of the compensation committee’s agent.

At least once a year, the compensation committee reviews the performance of each named executive officer, including the Chief Executive Officer, based on the achievement of agreed-upon individual and Company performance objectives. For named executive officers other than the Chief Executive Officer, the compensation committee receives performance assessments and compensation recommendations from the Chief Executive Officer in executive session without the presence of any other executive officer or member of management. The compensation committee then meets in executive session without the presence of management (including the Chief Executive Officer) to discuss the Chief Executive Officer’s performance and compensation. Compensation decisions for the Chief Executive Officer are based on the Chief Executive Officer’s performance review(s) which are prepared by the nominating and corporate governance committee in consultation with the Chairman of the board and Chair of the compensation committee and approved by the board.

Executive Compensation Programs and Components

Our compensation program has three principal components:

•	base salary;

•	short-term performance-based cash incentive compensation (i.e., AIP awards); and

•	long-term equity-based incentive compensation (in the form of stock options, restricted stock, restricted stock units or performance-based restricted stock units).

In addition, we provide other limited perquisites, benefits and severance.

Each component, and its role in the overall compensation program, is discussed below.

Base Salary

We believe that any executive compensation program should have a fixed cash component that supports a reasonable standard of living so that our executive officers are prepared to have their incentive compensation at risk. Our base salaries are generally targeted at the median of our peer group.

Base salaries for our named executive officers reflect each named executive officer’s level of experience, responsibilities and expected future contributions to our success. We review base salaries on an annual basis, or as responsibilities change, and we consider factors such as individual and Company performance and the competitive environment in our industry in determining whether salary adjustments are warranted. Based on such reviews, we made the following adjustments to the salaries of our named executive officers:

•	Mr. Harford’s base salary was increased from $675,000 to $825,000 in 2010 due to his strong leadership of the Company and in consideration of the competitive benchmark data for his position;

•	Mr. Fulton’s base salary was increased from $225,000 to $270,000 in March 2010 given his promotion to Senior Vice President and in consideration of the competitive benchmark compensation data for his position; and

•	Mr. Nelson’s base salary was increased from $350,000 to $390,000 in March 2010 in consideration of the competitive benchmark compensation data for his position and in connection with a corresponding reduction in his target bonus percentage under the AIP from 90% to 75%.

Short-Term Performance-Based Cash Incentive Compensation

In March 2010, the compensation committee established the financial performance goals for awards under the AIP for the performance period covering fiscal year 2010. The formula for each of our named executive officers under the AIP for the fiscal year 2010 performance period was based on our achievement of established financial performance goals. For each of our named executive officers other than Mr. Fulton, his or her maximum cash incentive award was calculated by multiplying the individual’s base salary earned during the period by the individual’s target bonus percentage, and multiplying the result by a Company performance factor (CPF), as follows, subject to the compensation committee’s exercise of negative discretion based on the achievement of certain strategic performance factors:

Bonus = Eligible Earnings x Target Bonus Percentage x CPF

Because Mr. Fulton was not an executive officer participant when the 2010 AIP was established, his bonus was subject to an individual performance factor (IPF), as follows, subject to the compensation committee’s exercise of negative discretion based on the achievement of certain strategic performance factors:

Bonus = Eligible Earnings x Target Bonus Percentage x CPF x IPF

The target bonus percentage for our named executive officers generally ranged from approximately 50% to 100% of his or her eligible earnings during fiscal year 2010. The maximum bonus achievable under the AIP for fiscal year 2010 for each named executive officer was 230% of his or her cash incentive target and was 273% of Mr. Fulton’s eligible earnings.

The CPF for our named executive officers under the AIP for fiscal year 2010 ranged from 0% to 230% and was determined by measuring the Company’s actual performance against a target of consolidated Adjusted EBITDA, after giving effect to awards under the AIP. EBITDA is a non-GAAP performance measure determined as the sum of net income or net loss plus: (i) net interest expense, (ii) provision (benefit) for income taxes and (iii) depreciation and amortization, each as determined pursuant to GAAP. Adjusted EBITDA is a non-GAAP performance measure which represents EBITDA as adjusted for certain non-cash and unusual or non-recurring items, as further described in the Company’s year-end earnings release dated February 16, 2011. The compensation committee also retained sole discretion to reduce any awards based on any other factors it determined to be appropriate, as provided under the terms of the AIP.

Company Performance Factor (CPF).  As noted above, the CPF used in calculating awards payable to our named executive officers under the AIP for fiscal year 2010 was determined by measuring the Company’s actual performance against consolidated Adjusted EBITDA targets and the compensation committee’s exercise of negative discretion based on our achievement of various strategic performance factors, including but not limited to room night growth, our position in the air business, the sustainability and quality of our consolidated Adjusted EBITDA and growth in other financial metrics. The consolidated Adjusted EBITDA targets ranged from $151.0 million to $154.0 million corresponding to CPF payout percentages ranging from 0% to 230%. Our actual consolidated Adjusted EBITDA for fiscal year 2010 was $152.5 million. Based on consolidated Adjusted EBITDA, and after taking into account the achievement of various strategic performance factors and the bonuses paid under the non-executive officer portion of the AIP, the compensation committee exercised negative discretion to reduce the CPF used to determine payout for our named executive officers under the AIP to 65%.

Individual Performance.  Mr. Harford reviewed the target bonus amount under the AIP for each named executive officer as well as his or her individual performance during fiscal year 2010. This review was a qualitative review by Mr. Harford on how well the named executive officer other than Mr. Fulton performed during fiscal year 2010. Mr. Fulton, on the other hand, was subject to an individual performance factor of up to 250%. Based on such review, Mr. Harford proposed reduced individual cash incentive amounts to reflect what he thought each named executive officer should receive based on his assessment of the performance of each named executive officer (other than himself and Mr. Fulton). Mr. Harford recommended an IPF for Mr. Fulton of 92%. The compensation committee considered Mr. Harford’s recommendations, exercised negative discretion and approved the cash incentive awards set forth below. The compensation committee evaluated Mr. Harford’s individual performance for fiscal year 2010 using similar qualitative factors and approved the following cash incentive award for Mr. Harford.

	Eligible	Target	Target	Actual
	Earnings	Bonus	Bonus	Bonus
Named Executive Officer	($)	(%)	($)	($)

Barney Harford	$675,000	100%	$675,000	$418,095
Samuel M. Fulton	$259,616	48%	$123,318	$74,000
Michael J. Nelson	$390,000	75%	$292,500	$155,000
James P. Shaughnessy	$393,750	75%	$295,313	$155,000

Base salary for fiscal year 2010 and short-term performance-based cash incentive compensation paid pursuant to the AIP for fiscal year 2010 resulted in total annual cash compensation to our named executive officers below the median of total annual cash compensation targeted for comparable positions in our peer group and in our survey data.

Long-Term Equity-Based Incentive Compensation

The principal goals of our long-term equity-based incentive compensation program are to align the interests of our named executive officers and shareholders and to carefully manage dilution levels by strategically allocating equity grants. On June 2, 2010, the compensation committee approved annual grants of equity to certain employees for 2010, including grants of performance-based restricted stock units and stock options to the following named executive officers:

		Grant Date		Grant Date
Named Executive Officer	Stock Options (#)	Fair Value ($)	RSUs (#)	Fair Value ($)

Barney Harford	370,000	$699,330	250,000	$1,225,000
Samuel M. Fulton	80,000	$153,600	40,000	$196,000
Michael J. Nelson	80,000	$153,600	40,000	$196,000
James P. Shaughnessy	80,000	$153,600	40,000	$196,000

For each named executive officer, with the exception of Mr. Harford, the stock options vest 25% on the first, second, third and fourth anniversaries of the grant date, subject to their continued service with the Company. For Mr. Harford, the stock options vest over four years, with 25% vesting on the one-year anniversary of the grant and the remaining 75% vesting ratably over the subsequent 36-month period, subject to Mr. Harford’s continued service.

The restricted stock units granted to each named executive officer, including Mr. Harford, vest over four years in equal annual installments, subject to the achievement of a consolidated Adjusted EBITDA goal of $150.0 million set in March 2010, which was satisfied. Had the Company not achieved this minimum level of performance, these awards would have been forfeited by all of our named executive officers.

The establishment of both service-based and performance-based requirements better aligns the interests of our named executive officers with our shareholders. Furthermore, the stock options, which have an exercise price of $4.90 representing the fair market value of our common stock on the grant date, have value only if our share price increases over the option term.

With the exception of Mr. Harford, the value of these grants was generally at or below the median of our peer group and survey data. The value of these grants for Mr. Harford was above the median, but below the 75th percentile of our peer group.

In fiscal year 2008, the compensation committee approved the grant of performance-based restricted stock unit awards to Ms. Williams, Mr. Nelson and Mr. Shaughnessy based on the Company’s satisfaction of certain financial and strategic performance goals during fiscal years 2008, 2009 and 2010. Because minimum performance conditions were not satisfied during the three-year performance period, no shares of the Company’s stock were awarded to any of the named executive officers under these performance-based restricted stock unit awards.

During fiscal year 2010, we implemented a shareholder-approved, value-for-value exchange offer in which certain of our employees were given the opportunity to exchange certain underwater stock options for a lesser number of new stock options. Neither our Chief Executive Officer nor members of our board were eligible to participate in the exchange offer. Set forth below are the named executive officers who participated in the exchange offer and the number of shares disposed of and acquired in connection with the exchange offer:

		Stock Options	Old	Stock Options	New
Named Executive Officer	Transaction Date	Disposed (#)	Exercise Price ($)	Acquired (#)	Exercise Price ($)

Marsha C. Williams	May 28, 2010	608,828	$15.00	209,008	$5.22
Samuel M. Fulton	May 28, 2010	13,318	$15.00	4,573	$5.22
Michael J. Nelson	May 28, 2010	194,006	$15.00	67,319	$5.22
James P. Shaughnessy	May 28, 2010	243,531	$15.00	83,604	$5.22

All Other Compensation

We have a limited program of granting perquisites and other benefits to certain of our named executive officers, including, among other items, housing, commuting, financial planning and parking benefits. Additionally, at our discretion certain of our named executive officers and/or directors and his or her spouse may be provided travel benefits from one of our airline partners at no cost to the named executive officer, director or the Company. None of our named executive officers receives benefits under a defined benefit pension plan or a supplemental executive retirement plan.

Separation and Employment Agreements

See the section entitled “Employment and Severance Arrangements” below for a description of our employment agreements and severance arrangements with our named executive officers as in effect at the end of fiscal year 2010.

Section 162(m)

Favorable accounting and tax treatment of the various elements of our executive compensation program are an important consideration in its design but is not the sole consideration. Section 162(m) of the Code limits the deductibility of certain items of compensation paid to certain named executive officers to $1,000,000 annually, unless the compensation qualifies as “performance-based compensation” or is otherwise exempt under Section 162(m). To maintain flexibility in compensating our named executive officers in a manner designed to promote varying corporate goals, the compensation committee has not adopted a policy that all compensation must be tax deductible. While the compensation committee considers the potential impact of Section 162(m) on our executive compensation decisions, the compensation committee may approve compensation for a named executive officer that does not meet the deductibility requirements of Section 162(m) in order to maintain competitive executive compensation packages and to continue to attract talented leaders.

During fiscal year 2010, the awards payable to our named executive officers under the AIP (except for Mr. Fulton), the income attributable to the vesting of the performance-based restricted stock units granted in fiscal year 2010 to our named executive officers and the non-qualified stock options granted in fiscal year 2010 to our named executive officers were each structured in a manner intended to qualify as exempt from the deduction limits of Section 162(m). However, because of the fact-based nature of the “performance-based compensation” exception under Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that the awards under the AIP and the equity awards will qualify for exemption under Section 162(m).

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K, with management of the Company. Based on this review and discussion, we recommend to the board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2011 Annual Meeting of Shareholders.

Respectfully Submitted By:

The Compensation Committee

Jaynie Miller Studenmund, Chair
Mark S. Britton
Kristina M. Leslie

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of our named executive officers for fiscal years 2010, 2009 and 2008.

						Non-Equity
						Incentive	All
				Stock	Option	Plan	Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name & Principal Position	Year	($)(1)	($)	($)(2)	($)	($)(3)	($)(4)	Total ($)

Barney Harford	2010	716,731	—	1,225,000	699,300	418,095	148,163	3,207,289
Chief Executive Officer(5)	2009	622,596	—	1,428,564	1,730,000	1,145,577	266,731	5,193,468
	2008	—	—	—	—	—	—	—
Marsha C. Williams	2010	462,000	—	—	—	—	1,419,866	1,881,866
Former Senior Vice President,	2009	479,769	—	267,000	—	580,000	11,042	1,337,811
Chief Financial Officer(6)	2008	455,992	—	1,345,710	453,519	160,008	4,450	2,419,679
Samuel M. Fulton	2010	259,616	—	196,000	153,600	74,000	16,512	699,728
Senior Vice President,	2009	—	—	—	—	—	—	—
Retail(7)	2008	—	—	—	—	—	—	—
Michael J. Nelson	2010	380,769	—	196,000	153,600	155,000	33,567	918,936
President, Partner	2009	363,462	—	240,300	—	580,000	32,934	1,216,696
Services Group	2008	350,000	—	336,432	340,141	115,763	87,897	1,230,233
James P. Shaughnessy	2010	393,750	—	196,000	153,600	155,000	150,630	1,048,980
Senior Vice President,	2009	408,894	—	240,300	—	543,375	159,296	1,351,865
Chief Administrative	2008	390,144	—	807,426	272,112	127,848	142,819	1,740,349
Officer and General Counsel

(1)	In fiscal year 2009, the Company had an additional pay period which resulted in a 3.8% increase in actual earnings as compared to each named executive officer’s annual base salary. The salaries for fiscal years 2010, 2009 and 2008 include any deferrals made by our named executive officers to the Orbitz Worldwide, Inc. Employee Savings Plan (our qualified 401(k) retirement plan).

(2)	For fiscal years 2010 and 2008, the amounts reported include the grant date fair value of performance-based restricted stock units (“PSUs”) granted to certain of our named executive officers assuming that the performance conditions are achieved as of the grant date. The 2010 PSUs entitled the holder to receive a certain number of shares of our common stock based on the satisfaction of a minimum financial performance goal during fiscal year 2010, which was satisfied. The 2008 PSUs entitled the holder to receive a certain number of shares of our common stock based on the satisfaction of certain financial and strategic performance goals during the three-year performance period from 2008 through 2010. Because the minimum performance conditions were not satisfied, no shares of our common stock were awarded to any holder under the 2008 PSUs.

(3)	Amounts reported represent awards payable to our named executive officers under the AIP. See the section entitled “Compensation Discussion and Analysis — Short-Term Performance-Based Cash Incentive Compensation” above. For fiscal year 2010, these awards were paid to our named executive officers on or around March 11, 2011.

(4)	Amounts reported in the “All Other Compensation” column for fiscal year 2010 consist of the following:

							Executive
		Financial		Housing,	Tax		Life and
	401(k)	Planning	Car	Commuting	Restoration	Gym	LT
	Match	and Tax	Benefits &	or	Payment	Membership	Disability
Name	($)	Prep. ($)	Parking ($)	Relocation ($)	($)	($)	($)	Other ($)		Total ($)

Barney Harford	7,350	8,560	5,400	38,202	85,287	—	2,839	525		148,163
Marsha C. Williams	—	—	—	—	—	—	5,244	1,414,622	(a)	1,419,866
Samuel M. Fulton	7,350	8,110	—	—	—	—	1,052	—		16,512
Michael J. Nelson	7,350	8,110	11,849	—	3,317	880	1,711	350		33,567
James P. Shaughnessy	7,350	8,110	—	130,634	—	880	3,656	—		150,630

(a)	On June 8, 2010, in connection with Ms. Williams’ retirement from the Company as our Senior Vice President and Chief Financial Officer, we entered into a Transition and Retirement Agreement with Ms. Williams under which we agreed to pay: (i) the sum of $462,000, representing her annual base salary, and $369,600, representing her annual target bonus amount for fiscal year 2010, (ii) a lump sum amount of $162,400, representing her earned but unpaid annual bonus for fiscal year 2009, (iii) a lump sum amount of $240,979, representing the annual bonus amount for fiscal year 2010 under the Company’s Performance-Based Annual Incentive Plan, (iv) a monthly retention bonus of $25,000 starting in June 2010 through December 2010 and (v) a lump sum payment of $4,643 representing her monthly premium under COBRA continuation coverage for twelve months.

(5)	Compensation for fiscal year 2008 is not reported because Mr. Harford was not employed by us that year.

(6)	Ms. Williams retired from her position as our Senior Vice President and Chief Financial Officer on December 31, 2010. See the section entitled “Employment and Severance Arrangements” below.

(7)	Compensation for fiscal years 2009 and 2008 is not reported because Mr. Fulton was not a named executive officer during that time.

Grants of Plan-Based Awards During Fiscal Year 2010

The table below sets forth specific information with respect to each grant of an award made under any of our plans to our named executive officers during fiscal year 2010. Ms. Williams, our former Senior Vice President and Chief Financial Officer, did not receive any plan awards during fiscal year 2010.

								All
								Other			Grant
								Option	Exercise/		Date Fair
								Awards:	Base	Closing	Value of
		Estimated Future Payouts			Estimated Future Payouts			Number of	Price of	Price of	Stock
		Under Non-Equity Incentive			Under Equity Incentive Plan			Securities	Option	Stock on	and
		Plan Awards(1)			Plan Awards(2)			Underlying	Awards	Date of	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	($/Share)	Grant	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(3)	($/Sh)	($)

Barney Harford	6/2/2010							370,000	4.9	4.97	699,300
	6/2/2010				—	250,000	—				1,225,000
	—	—	675,000	1,552,500
Samuel M. Fulton	6/2/2010							80,000	4.9	4.97	153,600
	6/2/2010				—	40,000	—				196,000
	—	—	123,318	709,076
Michael J. Nelson	6/2/2010							80,000	4.9	4.97	153,600
	6/2/2010				—	40,000	—				196,000
	—	—	292,500	672,750
James P. Shaughnessy	6/2/2010							80,000	4.9	4.97	153,600
	6/2/2010				—	40,000	—				196,000
	—	—	295,313	679,220

(1)	These columns show the potential amounts payable to our named executive officers pursuant to the AIP if the target or maximum goals established for fiscal year 2010 by the compensation committee had been satisfied. For a discussion of these performance goals, see the section entitled “Compensation Discussion and Analysis — Short-Term Performance-Based Cash Incentive Compensation” above. The actual amounts payable to our named executive officers under our non-equity incentive plan for fiscal year 2010 are shown in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	These columns show the number of shares of our common stock underlying PSUs that may be earned by our named executive officers if the minimum performance goal established by the compensation committee was satisfied. For fiscal year 2010, the required performance goal was satisfied and the PSUs were further subject to additional service-based vesting requirements. The PSUs did not contain any threshold or maximum goals for fiscal year 2010. For a discussion of the PSU awards, see the section entitled “Compensation Discussion and Analysis — Long-Term Equity-Based Incentive Compensation” above.

(3)	The exercise price of the stock options granted was equal to the fair market value of our common stock on the date of grant, which the Equity and Incentive Plan defines as the mean between the highest and lowest reported sales price per share of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End 2010

The table below includes certain information with respect to stock options and restricted stock units previously awarded to our named executive officers that were outstanding as of December 31, 2010.

	Option Awards(1)				Stock Awards
					Number	Market
	Number of	Number of			of Shares	Value of
	Securities	Securities			or Units	Shares or
	Underlying	Underlying			of Stock	Units of
	Unexercised	Unexercised	Option	Option	that have	Stock that
	Options (#)	Options (#)	Exercise	Expiration	Not Vested	have Not
Name	Exercisable	Unexercisable	Price ($)	Date	(#)(2)	Vested ($)(3)

Barney Harford	—	370,000	4.90	6/02/2017	918,732	5,135,712
Marsha C. Williams(4)	479,166	520,834	4.15	1/06/2016	—	—
	209,008	—	5.22	7/18/2017
	133,928	—	6.28	6/19/2015
Samuel M. Fulton	3,429	1,144	5.22	7/18/2017	149,164	833,827
	—	80,000	4.90	6/02/2017
	12,500	12,500	6.28	6/19/2015
Michael J. Nelson	59,481	7,838	5.22	7/18/2017	153,000	855,270
	—	80,000	4.90	6/02/2017
	66,964	66,965	6.28	6/19/2015
James P. Shaughnessy	62,703	20,901	5.22	7/18/2017	173,393	969,267
	—	80,000	4.90	6/02/2017
	53,571	53,572	6.28	6/19/2015

(1)	Unless otherwise earlier cancelled, all of the stock options granted vest 25% on the first, second, third and fourth anniversaries of the grant date, except for the stock options granted to Mr. Harford on January 6, 2009 and June 2, 2010, which each vest 25% on the first year anniversary of the grant, with the remaining 75% of the stock options vesting ratably over the subsequent 36-month period and the final portion of the options vesting on January 5, 2013 and June 1, 2014, respectively.

(2)	Includes all historical grants of restricted stock units, including PSUs. The performance conditions of the PSUs granted in 2008 were not met; therefore, we have not included any shares underlying the 2008 PSU awards in the table above.

(3)	Amounts shown in this column are calculated by multiplying $5.59, the closing sales price per share of our common stock on December 31, 2010, by the number of shares that have not vested.

(4)	At the time of Ms. Williams’ departure from the Company, all stock options and restricted stock units that had been granted to her, to the extent not then vested, were cancelled or transferred back to the Company without consideration. Pursuant to the terms of the Transition and Retirement Agreement, Ms. Williams received one year accelerated vesting of all equity and one year post-termination exercise period; provided however, that any vested restricted stock units held by Ms. Williams shall be exchanged for stock on the first business day that is six months after the time of her departure from the Company.

Option Exercises and Stock Vested in Fiscal Year 2010

The table below includes information, on an aggregate basis, with respect to the exercise of stock options and the vesting of restricted stock and restricted stock units for our named executive officers during fiscal year 2010.

	Option Awards		Stock Awards
	Number	Value	Number	Value
	of Shares	Realized	of Shares	Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)	Vesting (#)	($)(1)

Barney Harford	—	—	222,910	1,558,424
Marsha C. Williams(2)	—	—	91,071	405,320
Samuel M. Fulton	—	—	63,578	304,166
Michael J. Nelson	—	—	61,100	297,318
James P. Shaughnessy	—	—	65,893	292,469

(1)	Amounts shown in this column are calculated by multiplying the closing sales price per share of our common stock on the vesting date, by the number of shares acquired on vesting.

(2)	In addition, pursuant to the terms of the Transition and Retirement Agreement, Ms. Williams received one year accelerated vesting of all equity and one year post-termination exercise period; provided however, that any vested restricted stock units held by Ms. Williams shall be exchanged for stock on the first business day that is six months after the time of her departure from the Company.

Pension Benefits in Fiscal Year 2010

None of our named executive officers participated in fiscal year 2010, or currently participates, in a defined benefit plan sponsored by us or any of our subsidiaries.

Non-Qualified Deferred Compensation in Fiscal Year 2010

Following our separation from Travelport in 2007, we no longer offer a deferred compensation plan for any our executive officers or other non-executive employees.

Potential Payments Upon Termination of Employment

The following table discloses potential payments and benefits under our compensation and benefit plans and other employment arrangements to which our named executive officers would be entitled upon a termination of their employment, assuming the termination of employment occurred on December 31, 2010. Ms. Williams is not included in the table below as she retired as the Company’s Senior Vice President and Chief Financial Officer on December 31, 2010. On June 8, 2010, Ms. Williams entered into a Transition and Retirement Agreement with us and will be entitled to only those payments and benefits specifically set forth therein. See the section entitled “Employment and Severance Arrangements” below.

							By Company
							Without
							Cause or By
							Executive
							Upon
							Constructive
					By Executive		Termination
			By Company		Upon		Following
	Voluntary	By Company	Without		Constructive	Change in	Change in		Disability
	Resignation	for Cause	Cause		Termination	Control	Control		or Death
Name	($)	($)	($)		($)	($)	($)		($)

Barney Harford
Cash payments	418,095 (1)	418,095 (1)	2,068,095	(2)	2,068,095 (2)	—	3,675,000	(3)	418,095 (1)
Accelerated Equity Awards	—	—	3,060,817	(4)	3,060,817 (4)	—	6,141,013	(5)	3,060,817 (4)
Continued Perquisites/ Benefits	—	—	—	(6)	— (6)	—	—	(6)	—
Total	418,095	418,095	5,128,912		5, 128,912	—	9,816,013		3,478,912
Samuel M. Fulton
Cash payments	—	—	393,318	(7)	—	—	393,318	(7)	—
Accelerated Equity Awards	—	—	70,123	(8)	—	—	279,223	(5)	—
Continued Perquisites/ Benefits	—	—	13,305	(9)	—	—	13,305	(9)	—
Total	—	—	476,746		—	—	685,846		—
Michael J. Nelson
Cash payments	—	—	975,000	(10)	—	—	975,000	(10)	—
Accelerated Equity Awards	—	—	326,939	(8)	—	—	913,370	(5)	—
Continued Perquisites/ Benefits	—	—	19,777	(9)	—	—	19,777	(9)	—
Total	—	—	1,321,716		—		1,908,147		—
James P. Shaughnessy
Cash payments	—	—	984,376	(10)	—	—	984,376	(10)	—
Accelerated Equity Awards	—	—	445,773	(8)	—	—	1,032,200	(5)	—
Continued Perquisites/ Benefits	—	—	19,777	(9)	—	—	19,777	(9)	—
Total	—	—	1,449,926		—	—	2,036,353		—

(1)	This amount represents the annual bonus Mr. Harford was entitled to receive for fiscal year 2010. In addition, Mr. Harford is entitled to severance benefits if the Company is reacquired, directly or indirectly, by Travelport (the “Reacquisition”) and he resigns during the 90-day period beginning on the first anniversary of the Reacquisition. If that had been the case, Mr. Harford would have been entitled to: (a) cash payments totaling $1,243,095 (which represents twelve months’ base salary, plus the annual bonus he was entitled to receive for fiscal year 2010) and (b) accelerated vesting of equity awards having an aggregate value of $2,051,182 as of December 31, 2010.

(2)	This amount represents 24 months’ base salary, plus the annual bonus Mr. Harford was entitled to receive for fiscal year 2010.

(3)	This amount represents (a) two years’ base salary, (b) two years’ target annual bonus and (c) a pro rata portion of Mr. Harford’s target annual bonus through December 31, 2010 (the assumed termination date). Because we have assumed that the termination took place on December 31, 2010, the amount in clause (c) in the preceding sentence is equal to 100% of Mr. Harford’s target annual bonus for fiscal year 2010.

(4)	This amount represents the value of those stock options that would have vested in the 18-month period following the assumed termination date (December 31, 2010) and 37.5% of the restricted stock units granted to Mr. Harford through December 31, 2010.

(5)	This amount represents the value of the full acceleration of the vesting of all then-unvested stock options and executive restricted stock units, as applicable, granted through December 31, 2010. The PSU awards granted in 2008 did not vest based on our performance over the three-year performance period and, therefore, we have assigned no value to these PSU awards under this termination scenario. The PSU awards granted in 2010 are scheduled to vest under this termination scenario.

(6)	Pursuant to the terms of Mr. Harford’s employment agreement, he would have been entitled to receive COBRA continuation medical benefits for (a) twelve months following the termination date in the event his employment was terminated without cause or as a result of a constructive termination not in connection with a change in control or (b) 24 months in the event his employment was terminated without cause or as a result of a constructive termination in connection with or within 24 months following a change in control, or if a change of control was consummated 90 days following such termination. However, as of December 31, 2010, Mr. Harford was not participating in any Company-sponsored health or welfare plans.

(7)	This amount represents (a) twelve months’ base salary and (b) an amount equal to Mr. Fulton’s target annual bonus for the year of the date of termination, prorated based on the number of days he was employed in the year of termination and for which he had not otherwise received a bonus. Because we assumed that the termination took place on December 31, 2010, the amount in clause (c) in the preceding sentence would equal 100% of Mr. Fulton’s target annual bonus for fiscal year 2010.

(8)	This amount represents the value of one year of forward vesting of all stock options and executive restricted stock units, as applicable, granted through December 31, 2010. The PSU awards granted in 2008 did not vest based on our performance over the three-year performance period and, therefore, we have assigned no value to these PSU awards under this termination scenario. The PSU awards granted in 2010 are scheduled to vest under this termination scenario.

(9)	The amounts shown represent the estimated value of COBRA subsidy payments for twelve months, in the case of Messrs. Fulton, Nelson and Shaughnessy, following the covered termination and outplacement benefits.

(10)	This amount represents (a) twelve months’ base salary, (b) an amount equal to the named executive officer’s target annual bonus and (c) an amount equal to the named executive officer’s target annual bonus for the year of the date of termination, prorated based on the number of days he was employed in the year of termination and for which he had not otherwise received a bonus. Because we assumed that the termination took place on December 31, 2010, the amount in clause (c) in the preceding sentence would equal 100% of the named executive officers’ target annual bonus for fiscal year 2010.

Accrued Pay and Regular Retirement Benefits.  The amounts shown in the table above do not include any payments or benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon a termination of employment. These include:

•	accrued salary and, if applicable, accrued and unused vacation time; and

•	distributions of plan balances under our 401(k) plan.

Excise Tax Restoration Payment.  Upon a change in control as defined in Section 280G of the Code and the treasury regulations issued thereunder, employees may be subject to certain excise taxes. Except for Mr. Harford’s employment agreement as described below, we do not indemnify or reimburse any of our named executive officers for any such amounts.

Employment and Severance Arrangements

We have entered into employment agreements with each of our named executive officers that generally provide for minimum base salaries, target bonus under the Company’s annual incentive bonus plan and severance compensation in the case of certain termination events, including, in some cases, in connection with or following a change of control of the Company. The material terms of each named executive officer’s employment agreements are summarized below, except for Ms. Williams, our former Senior Vice President and Chief Financial Officer, in which case we have provided a summary of the material terms of her separation agreement.

Barney Harford

We entered into an employment agreement with Mr. Harford, our Chief Executive Officer, on January 6, 2009. The employment agreement sets forth the terms and conditions of Mr. Harford’s employment as the Company’s Chief Executive Officer through January 6, 2013. The term of Mr. Harford’s employment will automatically extend for additional one-year periods, unless one party provides the other party with at least 180 days prior written notice. In addition, during the term, the Company has agreed to use reasonable best efforts to have Mr. Harford re-elected to the board.

Pursuant to the employment agreement, Mr. Harford would receive a minimum annual base salary of $625,000 during the first year of his employment and $675,000 thereafter. Effective September 22, 2010, the annual base salary for Mr. Harford was increased from $675,000 to $825,000. Mr. Harford will also be eligible for an annual bonus that has a target payment equal to 100% of his annual salary (and a maximum payment of 200% of his annual salary), subject to the terms and conditions of the Company’s annual bonus plan and further subject to the satisfaction of any performance goals, criteria or targets as may be established by the board (or the compensation committee). During the six month period beginning on January 6, 2009, Mr. Harford received a cash stipend of $25,000 per month to cover transitional relocation expenses. The employment agreement was amended on July 17, 2009 and July 17, 2010, to provide Mr. Harford with the use of barter card funds for air travel between Chicago and Seattle for himself, or a person he designates, up to an aggregate value of $25,000 per year, and a travel allowance of $2,500 per month so long as he remains an employee until July 16, 2011. Mr. Harford is also eligible for reimbursement for reasonable moving expenses he and his family incur during their relocation to Chicago in accordance with the Company’s relocation policy. The Company also agreed to pay Mr. Harford’s reasonable legal fees and expenses incurred in negotiating the employment agreement, and to the extent such payment is taxable to Mr. Harford, to provide him a tax restoration payment with respect to such payment.

Either party may terminate Mr. Harford’s employment at any time for any reason, provided that Mr. Harford provides 30 days written notice to the Company prior to his resignation. If Mr. Harford’s employment is terminated during the term of the employment agreement, he will be entitled to receive all amounts earned, including any annual bonus earned for the immediately preceding fiscal year, but unpaid, as of the termination date. If the termination of employment is due to death or disability, he will also be entitled to receive a pro rata portion of any annual bonus he would have been entitled to receive for the year in which the termination occurs. If the termination of employment is by the Company without “Cause” or as a result of a “Constructive Termination” not in connection with a “Change in Control” (in each case, as such terms are defined in the employment agreement), Mr. Harford will also be entitled to receive, subject to his execution of a separation and release agreement, continued payment of his then-current base salary for a period of 24 months, a pro rata portion of any annual bonus he would have been entitled to receive for the year in which the termination occurs and COBRA continuation medical benefits for twelve months following the termination date. If the termination of employment is by the Company without Cause or as a result of a Constructive Termination in connection with or within 24 months following a Change in Control, or a Change in Control is consummated 90 days following such termination (and such termination was in contemplation of the Change in Control), Mr. Harford will also be entitled to receive, subject to his execution of a separation and release agreement, a lump sum cash payment equal to the sum of: two years of his then-current base salary, two years of his then-current target annual bonus and a pro rata portion of his target annual bonus through the termination date, and COBRA continuation medical benefits for 24 months following the termination date.

Notwithstanding the foregoing severance provisions, if the Company is reacquired, directly or indirectly, by Travelport (the “Reacquisition”) during the term of the employment agreement, Mr. Harford may elect to resign his employment with the Company (with such resignation to be effective during the 90 day period beginning on the first anniversary of the Reacquisition). In the event of such resignation, Mr. Harford will be entitled to receive (i) all amounts earned, including any annual bonus earned, but unpaid, as of the termination date; (ii) subject to his execution of a separation and release agreement, continued payment of his then-current base salary for a period of twelve months; and (iii) COBRA continuation medical benefits for twelve months following the termination date. If Mr. Harford’s employment is terminated by the Company without Cause or as a result of a Constructive Termination

(other than the diminution of duties or responsibilities directly resulting from the Reacquisition) in connection with or within twelve months following the Reacquisition, or the Reacquisition occurs within 90 days following such termination (and such termination was in contemplation of the Reacquisition), then the Reacquisition will be treated as a Change in Control under the employment agreement and Mr. Harford will be entitled to the Change in Control payments set forth in the paragraph immediately above.

As part of the package necessary to secure his services, the compensation committee agreed to a tax restoration payment to Mr. Harford in the event that any severance benefits or payments he is entitled to receive in connection with a Change in Control or a Reacquisition are subject to excise tax (or in certain circumstances otherwise requires that the amount of such payments be reduced to the extent such reduction would eliminate the excise tax obligation).

The employment agreement contains covenants regarding non-competition and non-solicitation that apply during Mr. Harford’s employment with the Company and generally for a period of one year following the date he ceases to be employed by the Company. The employment agreement also requires that Mr. Harford generally not disclose confidential information about the Company.

Marsha C. Williams (former Senior Vice President and Chief Financial Officer)

On June 8, 2010, in connection with her decision to retire as our Senior Vice President and Chief Financial Officer by the end of fiscal year 2010, we entered into a Transition and Retirement Agreement with Ms. Williams under which she was entitled to certain separation benefits and cash payments with respect to her remaining tenure with the Company. Subject to the satisfaction of certain terms and conditions contained therein, Ms. Williams was entitled to receive a sum equal to her annual base salary ($462,000) and annual target bonus amount ($369,600) in equal installments for a twelve month period. Ms. Williams was also entitled to receive her unpaid annual bonus for fiscal year 2009, as well as a pro-rated bonus for fiscal year 2010. In addition, as additional consideration for a release of claims and remaining with the Company while it undergoes a search for a successor, the Company has agreed to pay Ms. Williams a lump sum cash payment equal to the cost of twelve months of COBRA continuation coverage and a monthly retention bonus of $25,000 starting in June 2010 through her retirement date. The agreement further provides that the Company will reimburse Ms. Williams’ reasonable legal and other professional fees incurred in connection with her departure in an amount not to exceed $30,000. Under the agreement, the Company has also agreed to accelerate the vesting of Ms. Williams’ outstanding equity awards by twelve months and a one year post-termination exercise period; provided however, that any vested restricted stock units held by Ms. Williams shall be exchanged for stock on the first business day that is six months after the time of her departure from the Company. Pursuant to the terms of the agreement, Ms. Williams remained as the Company’s Senior Vice President and Chief Financial Officer through December 31, 2010.

Samuel M. Fulton, Michael J. Nelson and James P. Shaughnessy

Pursuant to the letter agreements we entered into with each of Messrs. Fulton, Nelson and Shaughnessy, in the event the executive officer is terminated by the Company other than for “Cause,” or he resigns as a result of a “Constructive Termination” (in each case, as such terms are defined in the respective letter agreements) within one year following a “Change in Control” (as defined in the Equity and Incentive Plan), and he executes (and does not revoke) a separation and general release agreement (waiving all claims against the Company) and a restrictive covenant agreement under which he agrees not to compete with the Company and not to solicit the Company’s employees and customers for a period of twelve months following his termination of employment, Mr. Fulton will receive a lump sum cash payment equal to: (a) one year of his then current base salary and (b) his target annual bonus for the year in which his employment terminates (prorated based on the number of days he was employed in the year of termination and for which he had not otherwise received or been eligible for a bonus in respect of such year), and in the case of Messrs. Nelson and Shaughnessy, each will receive a lump sum cash payment equal to: (a) one year of his then current base salary, (b) his then-current target annual bonus and (c) his target annual bonus for the year in which his employment terminates (prorated based on the number of days he was employed in the year of termination and for which he had not otherwise received or been eligible for a bonus in respect of such year).

Each of the letter agreements also contains restrictive covenants regarding non-competition and non-solicitation that apply during the executive officer’s employment with the Company and for a period of twelve months following the date he ceases to be employed by the Company. In addition, the letter agreements require that each executive officer generally not disclose confidential information about the Company.

In addition, pursuant to a separate letter agreement we have entered into with Mr. Shaughnessy, Mr. Shaughnessy receives a monthly housing allowance of $9,200, less applicable taxes, and is entitled to use barter card funds for air travel to and from his personal residence on a weekly basis (and to the extent such funds are not available, is otherwise entitled to reimbursement for the actual cost of such travel). Mr. Shaughnessy is entitled to receive these benefits through July 31, 2011, in lieu of any other relocation benefits during such period.

DIRECTOR COMPENSATION

Members of the board who are also our employees or employees of our subsidiaries are not compensated for their service on the board or any of its committees. In fiscal year 2010, our non-employee directors received a $100,000 annual equity grant made in the form of deferred stock units (“DSUs”) under the Orbitz Worldwide, Inc. Non-Employee Directors Deferred Compensation Plan (the “Non-Employee Directors Deferred Compensation Plan”).

The DSUs are issued as restricted stock units under the Equity and Incentive Plan. DSUs granted in payment of director fees (as explained in further detail below) are granted on the date that the deferred fees would have otherwise been paid to the director. DSUs granted under the Non-Employee Directors Deferred Compensation Plan are immediately vested and non-forfeitable. The DSUs entitle the non-employee director to receive one share of our common stock for each deferred stock unit on (a) the date immediately following the director’s retirement or termination of service from the board in the case of deferred stock units granted on or after January 1, 2011, and (b) the date which is 200 days immediately following the director’s retirement or termination of service from the board in the case of deferred stock units granted prior to January 1, 2011 or if required by Section 409A of the Code. The number of DSUs granted to each non-employee director is calculated based on the “fair market value” of our common stock on the date of grant which the plan defines as the mean between the highest and lowest reported sales price per share of our common stock on the date of grant (or if the date of grant is not a trading day, on the last preceding date on which there was a sale of our common stock).

In addition, our non-employee directors receive the following retainers:

•	all non-employee directors receive a retainer fee of $75,000 per annum;

•	the Chair of the audit committee receives an additional annual retainer of $20,000, and members of the audit committee receive an additional annual retainer of $10,000;

•	the Chair of the compensation committee receives an additional annual retainer of $15,000, and members of the compensation committee receive an additional annual retainer of $7,500; and

•	the Chair of the nominating and corporate governance committee receives an additional annual retainer of $10,000, and members of the nominating and corporate governance committee receive an additional annual retainer of $5,000.

For the year ended December 31, 2010, all of the foregoing retainers were paid on a quarterly basis on the last day of the quarter. All retainers were paid at least 50% in the form of DSUs with the remaining 50% paid in cash unless the non-employee director elected to receive all or part of the remaining 50% in the form of additional DSUs under the Non-Employee Directors Deferred Compensation Plan. Beginning in 2011, non-employee directors may elect to receive all or any portion of the annual retainer and any committee annual retainers in cash or in the form of DSUs.

Directors are also reimbursed for travel and related expenses incurred on our behalf.

Director Compensation for Fiscal Year 2010

The following table details the total compensation for our non-employee directors for fiscal year 2010. Messrs. Brand and Gerstner were appointed to the board in March 2010.

	Fees
	Earned	Stock
	or Paid in	Awards
Name	Cash ($)	($)(1)	Total ($)

Jeff Clarke	—	175,000	175,000
Martin J. Brand(2)	31,041	131,042	162,083
William C. Cobb(3)	81,250	151,250	232,500
Richard P. Fox(3)	81,250	151,250	232,500
Bradley T. Gerstner	—	162,083	162,083
Jill A. Greenthal	40,000	140,000	180,000
William J.G. Griffith, IV(4)	—	175,000	175,000
Paul C. Schorr, IV(2)	37,500	137,500	175,000
Jaynie Miller Studenmund(3)	77,500	152,500	230,000

(1)	As described above, for fiscal year 2010, all director retainers were paid at least 50% in the form of DSUs, unless the non-employee director elected to receive all or part of the remaining 50% in the form of additional DSUs. In addition, the annual equity grant to non-employee directors was made in the form of DSUs. The number of DSUs granted to each non-employee director was calculated based on the “fair market value” of our common stock on the date of grant, as defined by the Equity and Incentive Plan.

(2)	Compensation for Messrs. Brand and Schorr was paid directly to Blackstone Management Partners L.L.C., the investment advisor to certain of the Blackstone entities for which Blackstone Capital Partners (Cayman) V L.P., Blackstone Capital Partners (Cayman) V-A L.P., BCP (Cayman) V-S L.P. and BCP V Co-Investors (Cayman) L.P. serve as alternative investment vehicles.

(3)	Members of the audit committee and each chair of the nominating and corporate governance committee and the audit committee received a one-time fee of $25,000, $5,000 and $5,000, respectively, in connection with the increased committee demands during the quarter ended December 31, 2010. These fees were paid in cash in the first quarter of 2011.

(4)	Compensation for Mr. Griffith is directly paid to TCV VI Management, L.L.C., of which Mr. Griffith is a member.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 with respect to shares of our common stock that may be issued under our equity compensation plans.

Number of
Securities
Remaining Available
for Future Issuance
Under Equity
	Number of		Compensation Plans
	Securities to be		(Excluding
	Issued Upon	Weighted Average	Securities
	Exercise of	Exercise Price of	Reflected in the
Plan Category	Outstanding Options	Outstanding Options	First Column)

Equity compensation plans approved by security holders	3,738,833	$5.28	6,131,563
Equity compensation plans not approved by security holders	—	—	—

Total	3,738,833	$5.28	6,131,563

SECURITY OWNERSHIP

Security Ownership by Directors, Director Nominees and Named Executive Officers

The following table sets forth, as of March 31, 2011 unless otherwise indicated, certain information with respect to the beneficial ownership of our common stock by our directors, director nominees and each of our named executive officers, and our named executive officers and directors as a group. Shares are deemed to be beneficially owned by any person or group who has the power to vote or direct the vote or the power to dispose or direct the disposition of such shares, or who has the right to acquire beneficial ownership thereof within 60 days. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to our common stock, except for restricted shares of our common stock owned by him or her. Except as otherwise noted, the address of each beneficial owner is: c/o Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661.

	Shares of
	Common			Director
Name of Beneficial Owner	Stock(1)		Percent	Units(2)
Directors:
Martin J. Brand	25,000	(3)	*	—
Mark S. Britton	—		—	—
Jeff Clarke(4)	267,100		*	151,875
Robert L. Friedman	—	(3)	—	—
Bradley T. Gerstner	111,000	(5)	*	37,671
Jill A. Greenthal	—	(3)	—	119,106
William J.G. Griffith, IV	1,004,706	(6)	*	151,875
Kristina M. Leslie	—		—	—
Jaynie Miller Studenmund	—		—	128,795
Named Executive Officers:
Samuel M. Fulton	68,425		*
Russell C. Hammer(7)	5,536		*
Barney Harford	723,938		*
Michael J. Nelson	195,262		*
James P. Shaughnessy	189,546		*
Marsha C. Williams(8)	363,085		*
All directors and executive officers as a group (18 persons)(9)	1,990,767		1.9%

*	Less than one percent.

(1)	Includes shares subject to stock options that are exercisable within 60 days of March 31, 2011 for Ms. Williams and Messrs. Fulton, Harford, Nelson and Shaughnessy to purchase 246,041, 15,929, 583,333, 126,445 and 116,274 shares.

(2)	Represents deferred stock units received by our non-employee directors in payment of director fees. Each deferred stock unit represents a right to receive one share of our common stock on (a) the date immediately following the director’s retirement or termination of service from the board in the case of deferred stock units granted on or after January 1, 2011, and (b) the date which is 200 days immediately following the director’s retirement or termination of service from the board in the case of deferred stock units granted prior to January 1, 2011 or if required by Section 409A of the Code. The deferred stock units are immediately vested and non-forfeitable. Deferred stock units that would have been otherwise granted to Messrs. Brand and Griffith were granted to Blackstone Management Partners L.L.C. (“BMP”), in the case of Mr. Brand, and to TCV VI

Management, L.L.C. (“TCV VI”), in the case of Mr. Griffith. As of March 31, 2011, the number of deferred stock units held by BMP and TCV VI was 143,875 and 151,875, respectively.

(3)	Excludes an aggregate of 55,046,598 shares beneficially owned by Blackstone LR Associates (Cayman) V Ltd. (“BLRA”) and BCP V GP L.L.C., and 143,875 shares of deferred stock units held by BMP. Mr. Brand is a member of BCP V GP L.L.C. Ms. Greenthal and Mr. Friedman are employed by affiliates of BLRA. Ms. Greenthal and Messrs. Brand and Friedman disclaim beneficial ownership of such shares.

(4)	Mr. Clarke’s address is c/o Travelport Limited, 405 Lexington Avenue, 57th Floor, New York, New York 10174.

(5)	Represents shares owned directly by Altimeter Partners Fund, L.P. Altimeter Capital Management LLC has voting and dispositive power over the shares owned by Altimeter Partners Fund, L.P. Mr. Gerstner is the Chief Executive Officer and sole owner of Altimeter Capital Management LLC.

(6)	Represents 996,845 shares beneficially owned by TCV VI (Cayman), L.P. and 7,861 shares owned by TCV Member Fund (Cayman), L.P. (collectively, the “TCV Funds”). Mr. Griffith is a director of Technology Crossover Management VI (Cayman), Ltd., which is the ultimate general partner of TCV VI (Cayman), L.P. and the general partner of TCV Member Fund (Cayman), L.P. Mr. Griffith is also a limited partner of TCV Member Fund (Cayman), L.P. Technology Crossover Management VI (Cayman), Ltd. has voting and dispositive power over the shares held by the TCV Funds. Mr. Griffith may be deemed to also share voting and dispositive power over the shares held by the TCV Funds, but disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)	Russell C. Hammer joined the Company as Senior Vice President, Chief Financial Officer on January 1, 2011.

(8)	Marsha C. Williams retired as our Senior Vice President and Chief Financial Officer on December 31, 2010 and, as such, is no longer subject to the general reporting requirements of Section 16(a) of the Exchange Act with respect to her beneficial ownership of our common stock.

(9)	Includes 1,088,022 shares subject to stock options that are exercisable within 60 days of March 31, 2011 held by all directors and executive officers, including Ms. Williams, as a group. Shares beneficially owned by BLRA, BCP V GP L.L.C and the TCV Funds have been excluded for purposes of the presentation of the beneficial ownership of our common stock by our directors and named executive officers as a group. See footnote (1) to the table “Security Ownership by Certain Other Beneficial Owners” below for additional information on the beneficial ownership of our common stock by BLRA, BCP V GP L.L.C. and its affiliates.

Security Ownership by Certain Other Beneficial Owners

The following table sets forth, as of March 31, 2011, unless otherwise indicated, certain information with respect to the beneficial ownership of our common stock by persons known by us to beneficially own more than 5% of the outstanding shares of our common stock.

	Shares of
	Common
Name of Beneficial Owner	Stock	Percent

Affiliates of The Blackstone Group(1)	55,046,598	53.7%
PAR Investment Partners, L.P.(2)	24,605,094	24.0%

(1)	Excludes 143,875 deferred stock units held by BMP and is based solely on a Schedule 13D filed with the SEC on January 28, 2010. TDS Investor (Luxembourg) S.à r.l., a Luxembourg company (“Luxco”), directly owns 48,817,419 shares of our common stock. TDS Investor (Cayman) L.P., a Cayman Islands limited partnership (“TDS Cayman”), through its wholly-owned subsidiaries, indirectly owns Luxco and, as such, may be deemed to be the beneficial owner of 48,817,419 shares of our common stock. The BCP Funds (as defined below), the Blackstone Funds (as defined below) and Blackstone Family Investment Partnership (Cayman) V-SMD L.P. (collectively, the “Blackstone LPs”) together directly own 6,229,179 shares of our common stock, of which 2,608,507 shares are directly owned by Blackstone Capital Partners (Cayman) V L.P., a Cayman Islands limited partnership (“BCP”). TDS Investor (Cayman) GP Ltd., a Cayman Islands company (“TDS Cayman GP”), is the general partner of TDS Cayman. Blackstone Capital Partners (Cayman) V L.P., BCP (Cayman) V-S L.P., Blackstone Capital Partners V-A L.P. and BCP V Co-Investors (Cayman) L.P. (collectively, the “BCP Funds”), Blackstone Family Investment Partnership (Cayman) V L.P. and Blackstone Participation Partnership

(Cayman) V L.P. (collectively, the “Blackstone Funds”) and Blackstone Family Investment Partnership (Cayman) V-SMD L.P. collectively have voting control over TDS Cayman GP and collectively have investment and voting control over the shares of our common stock that are directly and indirectly owned by TDS Cayman. Blackstone Management Associates (Cayman) V L.P., a Cayman Islands limited partnership (“BMA”), is a general partner of each of the BCP Funds. BLRA (as defined above) and BCP V GP L.L.C. are general partners of BMA and each of the Blackstone Funds. As a general partner of each of the BCP Funds, BMA may be deemed to be a beneficial owner of 55,046,598 shares of our common stock. As a general partner of the Blackstone Funds and BMA, BLRA and BCP V GP L.L.C. may also be deemed to be a beneficial owner of such shares. Stephen A. Schwarzman is a director and controlling person of BLRA and chief executive officer and controlling person of BCP V GP L.L.C. and, as such, may be deemed to be a beneficial owner of such shares. Mr. Schwarzman disclaims beneficial ownership of any shares of our common stock reported herein, except to the extent of his pecuniary interest therein. The address of the business office of each of Luxco, TDS Cayman GP and TDS Cayman is c/o Travelport Limited, 400 Interpace Parkway, Building A, Parsippany, New Jersey 07054. The address of the business office of each of BCP, BMA, BLRA, BCP V GP L.L.C. and Mr. Schwarzman is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154.

(2)	Based solely on a Schedule 13D/A filed with the SEC on February 5, 2010. Represents shares held directly by PAR Investment Partners, L.P. (“PAR”). PAR Group, L.P. (“PAR Group”) is the general partner of PAR. PAR Capital Management, Inc. (“PCM”) is the general partner of PAR Group. Each of PAR Group and PCM disclaims beneficial ownership of such shares. The business mailing address for PAR Investment Partners, L.P. is c/o PAR Capital Management, Inc., One International Place, Suite 2401, Boston, Massachusetts 02110.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE EQUITY
AND INCENTIVE PLAN TO INCREASE THE NUMBER
OF SHARES AVAILABLE FOR ISSUANCE

General

In order to give the compensation committee the flexibility to responsibly address our future equity compensation needs, at the Annual Meeting our shareholders will be asked to approve an amendment to the Equity and Incentive Plan to increase the number of shares reserved for issuance under the Equity and Incentive Plan by 3,000,000 shares.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the amendment to the Equity and Incentive Plan described herein. This Proposal 2 will be approved by our shareholders if, at the Annual Meeting, a quorum is present and a majority of the shares present in person or represented by proxy and entitled to vote on the proposal are voted in favor of the proposal. If this Proposal 2 is not approved by the Company’s shareholders at the Annual Meeting, this amendment will not take effect and the Equity and Incentive Plan approved at the 2010 Annual Meeting will remain in effect.

The following is a summary of terms of the Equity and Incentive Plan, as it is proposed to be amended. This summary is qualified in its entirety by reference to the complete text of the Equity and Incentive Plan, as proposed to be amended, which is attached as Appendix A to this Proxy Statement and incorporated herein by reference. The summary is not intended to be a complete description of the terms of the Equity and Incentive Plan.

Material Features of the Equity and Incentive Plan

General

The Equity and Incentive Plan provides for the grant of equity-based awards, including restricted stock, restricted stock units, stock options, stock appreciation rights and other equity-based awards to our directors, executive officers and other employees, advisors and consultants who are selected by the compensation committee for participation in the Equity and Incentive Plan.

Shares Available for Issuance

The total number of shares of our common stock currently reserved for issuance under the Equity and Incentive Plan is 18,100,000 shares, of which 11,923,606 shares were outstanding and 6,176,394 shares were available for future issuance as of March 31, 2011. If this amendment is approved by shareholders, the total number of shares of our common stock reserved for issuance under the Equity and Incentive Plan would increase by 3,000,000 to 21,100,000 shares. The number of shares of our common stock reserved for issuance under the Equity and Incentive Plan is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits and other dilutive changes in our common stock. Shares of our common stock subject to equity-based awards that are forfeited, cancelled, exchanged, surrendered or terminated or that expire, or shares of our common stock that are surrendered or withheld as payment for the exercise price of an award and/or withholding taxes in respect of an award, will again be available for issuance under the Equity and Incentive Plan. The compensation committee has a targeted budget of 3,595,000 shares to be granted under the Equity and Incentive Plan for fiscal year 2011, which annual budget represents approximately 3.5% of the total shares of our common stock outstanding as of March 31, 2011. The proposed budget is similar to our budget for fiscal year 2010. We believe a targeted budget of 3,595,000 shares is the number of shares we can grant to remain competitive relative to our peer group and the market generally and that the overall dilution rate of 2.9% resulting from the additional shares issued under the Equity and Incentive Plan is necessary and responsible.

During fiscal year 2011, we do not anticipate granting awards in excess of 3,595,000 shares, which is approximately the same number of shares granted in fiscal year 2010 and, excluding awards reserved for new executive hires, represents approximately 3.1% of the total shares of our common stock currently outstanding and is approximately at the median of our peer group. Based on the chart below, if this proposal is not approved by the Company’s shareholders at the Annual Meeting, the number of shares available for issuance under the Equity and Incentive Plan will be such that we will be unable to make competitive grants in fiscal year 2011.

Number of Shares

Shares authorized for issuance under the Equity and Incentive Plan	18,100,000
Shares granted (less cancellations and forfeitures) through December 31, 2010	(11,968,437)

Shares available for grant as of December 31, 2010	6,131,563
Projected shares to be granted during fiscal year 2011	(3,595,000)

Projected shares available for grant as of December 31, 2011	2,536,563
Additional shares proposed under this amendment	3,000,000

Total projected shares available for issuance under the Equity and Incentive Plan, as proposed to be amended, as of December 31, 2011	5,536,563

The 3,000,000 shares to be added to the Equity and Incentive Plan pursuant to the amendment to the Equity and Incentive Plan, in combination with the remaining shares available for issuance and shares returned to the plan from shares forfeited, cancelled, exchanged, surrendered or terminated or that expire, is expected to satisfy our equity compensation needs through the 2012 Annual Meeting. This being the case, if this proposal is approved, we anticipate seeking the authorization of additional shares under the Equity and Incentive Plan prior to the Equity and Incentive Plan’s expiration or further extension in 2017.

Administration

The Equity and Incentive Plan is administered by the compensation committee, which is comprised solely of independent directors. The compensation committee has the authority, among other things, to determine who will be granted awards and all of the terms and conditions of the awards. The compensation committee is also authorized to determine to what extent an award may be settled, cancelled, forfeited or surrendered, to interpret the Equity and Incentive Plan and any awards granted thereunder and to make all other determinations necessary or advisable for the administration of the Equity and Incentive Plan. Where the vesting or payment of an award under the Equity and Incentive Plan is subject to the attainment of performance goals, the compensation committee is responsible for certifying that the performance goals have been attained. Neither the compensation committee nor the board has the authority under the Equity and Incentive Plan to reprice, or to cancel and re-grant, any stock option granted under the Equity and Incentive Plan, or to take any action that would lower the exercise, base or purchase price of any award granted under the Equity and Incentive Plan without first obtaining the approval of our shareholders.

Equity Incentive Programs

The Equity and Incentive Plan limits the maximum number of shares of our common stock that may be subject to equity awards granted to a single participant in any plan year. Under the Equity and Incentive Plan, no participant may receive awards of non-qualified stock options and stock appreciation rights that cover in the aggregate more than 5,000,000 shares in any plan year. Additionally, no participant may receive awards of restricted stock, restricted stock units and other stock-based awards that cover in the aggregate more than 2,500,000 shares in any plan year. Further, no participant may receive during each calendar year awards in excess of 1,000,000 shares of our common stock subject to “incentive stock options” issued under Section 422 of the Code.

If any shares of our common stock subject to an award granted under the Equity and Incentive Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares of our common stock, or if shares of common stock are surrendered or withheld as payment of either the exercise price of an award or withholding taxes in respect of an award, those shares will again be available for awards under the Equity and Incentive Plan. In the event that the compensation committee determines that any corporate event, such as a stock split, reorganization, merger, consolidation, repurchase or share exchange, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of plan participants, then the compensation committee will make those equitable adjustments as it deems necessary or appropriate to any or all of:

•	the number and kind of shares of our common stock or other property that may thereafter be issued in connection with future awards;

•	the number and kind of shares of our common stock or other property that may be issued under outstanding awards;

•	the exercise price or purchase price of any outstanding award;

•	the performance goals applicable to outstanding awards; and

•	the maximum number of shares of our common stock that can be issued to any one participant in any one year.

The compensation committee determines all of the terms and conditions of equity-based awards under the Equity and Incentive Plan, including whether the vesting or payment of an award will be subject to the attainment of performance goals.

Performance Goals

Equity-based awards under the Equity and Incentive Plan may be based on attainment of performance goals to be determined by the compensation committee at its discretion. The compensation committee may base performance goals on any one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable:

•	pre-tax income or after-tax income;

•	income or earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, royalties, or extraordinary or special items;

•	net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements;

•	earnings or book value per share (basic or diluted);

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	return on net revenue;

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	economic value created;

•	operating margin or profit margin;

•	stock price or total shareholder return;

•	income or earnings from continuing operations;

•	cost targets, reductions and savings, productivity and efficiencies; and

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions.

The performance goals are expressed in terms of attaining a specified level of the particular criterion or an increase or decrease in the particular criterion, and may be applied to us or one of our subsidiaries or divisions or strategic business units or a combination thereof, or may be applied to our performance relative to a market index (including industry or general market indices), or group of other companies, all as determined by the compensation committee. The compensation committee will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events, in response to changes in laws or regulations or to account for extraordinary or unusual events.

With respect to participants who are “covered employees” within the meaning of Section 162(m) of the Code, no payment may be made with respect to performance-based grants of equity awards prior to certification by the compensation committee that the applicable performance goals have been attained.

Stock Options and Stock Appreciation Rights

The compensation committee will determine the terms and conditions of stock options and stock appreciation rights granted under the Equity and Incentive Plan, which will be set forth in the award agreement. Stock options granted under the Equity and Incentive Plan may be “incentive stock options” or non-qualified stock options. A stock appreciation right confers on the participant the right to receive an amount, in cash or shares of our common stock, equal to the excess of the fair market value of a share of our common stock on the date of exercise over the exercise price of the stock appreciation right, and may be granted alone or in tandem with another award. The exercise price of a stock option or stock appreciation right granted under the Equity and Incentive Plan will not be less than the fair market value of our common stock on the date of grant. The exercise price of a stock appreciation right granted in tandem with a stock option will be the same as the stock option to which the stock appreciation right relates. The vesting of a stock option or stock appreciation right will be subject to such conditions as the compensation committee may determine, which may include the attainment of performance goals.

Restricted Stock

The compensation committee will determine the terms and conditions of awards of restricted stock granted under the Equity and Incentive Plan, which will be set forth in the award agreement. A restricted stock award granted under the Equity and Incentive Plan will consist of shares of our common stock that may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the applicable award agreement or until such time as the restrictions applicable to the award lapse. Under the Equity and Incentive Plan, the compensation committee will have the authority to determine the participants to whom restricted stock will be granted and the terms and conditions of restricted stock awards, including whether the lapse of restrictions applicable to the award will be subject to the attainment of one or more performance goals. Certificates issued in respect of shares of restricted stock will be held by us until such time as the restrictions lapse, at which time we will deliver a certificate to the participant.

Restricted Stock Units

A restricted stock unit is an award of a right to receive a share of our common stock. These awards will be subject to such restrictions on transferability and other restrictions, if any, as the compensation committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including without limitation a specified period of employment or the satisfaction of pre-established performance goals), in such installments, or otherwise, as the compensation committee may determine.

Dividends

The compensation committee may determine that the holder of restricted stock or restricted stock units may receive dividends (or dividend equivalents, in the case of restricted stock units) that may be deferred during the restricted period applicable to these awards.

Term; Amendment

No awards will be made under the Equity and Incentive Plan after July 19, 2017. The board may amend or terminate the Equity and Incentive Plan at any time, provided that the amendment or termination does not adversely affect any award that is then outstanding without the award holder’s consent. We must obtain shareholder approval of an amendment to the Equity and Incentive Plan if shareholder approval is required to comply with any applicable law, regulation or stock exchange rule.

The board recommends a vote FOR approval of the amendment to the Equity and Incentive Plan to increase the number of shares reserved for issuance under the Equity and Incentive Plan by 3,000,000 shares.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the recently enacted Dodd-Frank Act, our shareholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. Pursuant to the Dodd-Frank Act, the shareholder vote is an advisory vote only and is not binding on the Company or our board.

Although the vote is non-binding, the compensation committee and the board value our shareholders’ opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

The compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure in the Proxy Statement is consistent with our business strategy, competitive practice and shareholder interests and concerns. Our compensation policies and decisions are focused on a performance driven program consistent with sound compensation governance principles and shareholder interests.

The compensation of our named executive officers during fiscal year 2010 is consistent with the following achievements and financial performance:

•	our bonus payments were in line with the growth in our consolidated Adjusted EBITDA which was just below target; and

•	our performance-based restricted stock units satisfied their performance vesting consolidated Adjusted EBITDA goal of $150.0 million.

We also have several compensation governance programs in place to manage compensation risk and align our executive compensation with long-term shareholder interests. See the section entitled “Compensation Discussion and Analysis — Executive Summary.” These programs include:

•	stock ownership guidelines;

•	a compensation recoupment or “clawback” policy;

•	a policy on trading in our securities, which includes a prohibition on hedging, trading in puts, calls or similar derivative securities, holding our securities in a margin account or pledging them as collateral for a loan;

•	no special benefits, defined benefit pension plan or supplemental executive retirement plans and a limited program of perquisites for our named executive officers; and

•	a bonus plan that uses Company performance metrics and has a cap on bonus payments.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure in the Proxy Statement.”

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the advisory vote on the compensation of the Company’s named executive officers. This Proposal 3 will be approved by our shareholders if, at the Annual Meeting, a quorum is present and a majority of the shares present in person or represented by proxy and entitled to vote on the proposal are voted in favor of the proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Board recommends a vote FOR the advisory resolution approving the compensation of the Company’s named executive officers.

PROPOSAL 4

ADVISORY VOTE REGARDING THE FREQUENCY OF VOTING ON
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote on executive compensation. By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on our executive compensation once every one, two or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

We are requesting your nonbinding vote to determine whether a vote on the type described above shall occur every one, two or three years.

Our board has determined that an advisory vote on executive compensation that occurs once every three years is the most appropriate for the Company and therefore our board recommends that you vote for a three-year interval for the advisory vote on executive compensation. The board believes an advisory vote at this frequency would provide our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term or annual variations in compensation and business results. An advisory vote occurring once every three years will also permit our shareholders to observe and evaluate the impact of any changes to our executive compensation policies and practices which have occurred since the last advisory vote on executive compensation, including changes made in response to the outcome of a prior advisory vote on our executive compensation. We will continue to engage with our shareholders regarding our executive compensation program during the period between advisory votes on executive compensation.

We value and consider shareholder input on corporate governance matters and on our executive compensation program and practices, and we look forward to hearing from our shareholders on this proposal.

We are requesting your non-binding vote on the following resolution:

“RESOLVED, that the shareholders recommend, in a nonbinding advisory vote, whether a nonbinding advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.”

Unless otherwise instructed, the proxy holders will vote the proxies received by them “THREE YEARS” as the preferred frequency for advisory votes to approve the compensation of the Company’s named executive officers. The advisory vote regarding the frequency of the shareholder vote described in this proposal shall be determined by a plurality of the votes cast. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The board recommends a vote for the option of THREE YEARS as the preferred frequency with which shareholders are provided an advisory vote on our executive compensation.

PROPOSAL 5

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. This appointment was designated by Travelport as required under the terms of the separation agreement that we entered into with Travelport in connection with our initial public offering in 2007 (the “IPO”). The board and the audit committee recommend that shareholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011. Although we are not required to do so, we believe that it is appropriate to request that shareholders ratify this appointment. If shareholders do not ratify the appointment, the audit committee will investigate the reasons for the shareholders’ rejection and reconsider the appointment. Representatives of Deloitte & Touche LLP will be at the Annual Meeting, will be given the opportunity to make a statement, and will be available to respond to questions.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the ratification of the appointment of Deloitte & Touche LLP. This Proposal 5 will be approved by our shareholders if, at the Annual Meeting, a quorum is present and a majority of the shares present in person or represented by proxy and entitled to vote on the proposal are voted in favor of the proposal.

The board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Fees Incurred for Services of Deloitte & Touche LLP

Set forth below is a summary of fees for professional services by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates for fiscal years 2010 and 2009.

	2010	2009

Audit Fees	$2,094,023	$2,352,175
Audit-Related Fees	1,500	1,500
Tax Fees	102,223	45,000
All Other Fees	—	—

Total	$2,197,746	$2,398,675

Audit Fees

Audit fees primarily consist of professional services rendered for the audit of our annual financial statements included in our Annual Report on Form 10-K and the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include professional services rendered in connection with periodic reports and registration statements we filed with the SEC and statutory audits that are required for certain of our foreign subsidiaries.

Audit-Related Fees

Audit-related fees consist of fees paid for a subscription to an accounting research tool.

Tax Fees

Tax fees consist of fees billed for professional services rendered for tax compliance and international tax planning and consulting.

Approval of Services Provided by Independent Registered Public Accounting Firm

The audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The audit committee has adopted a policy requiring the pre-approval of any non-audit services performed by the Company’s independent registered public accounting firm to ensure that such services do not impair the firm’s independence. This policy requires that, unless a proposed service has received general pre-approval by the audit committee, it will require specific pre-approval if it is to be performed by the Company’s independent registered public accounting firm. All requests or applications for services to be provided by the independent auditor must be submitted to our Chief Financial Officer, who determines whether such services are included within the list of services that have received general pre-approval or whether they require specific pre-approval by the audit committee. The audit committee has considered whether the nature of the services provided by Deloitte & Touche LLP for tax and non-audit services are compatible with maintaining the nature of the firm’s independence and has determined that such services are compatible with the provision of independent audit services. All of the services performed by Deloitte & Touche LLP in fiscal years 2010 and 2009 were pre-approved in accordance with the policy adopted by the audit committee as described above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The audit committee’s charter provides that the audit committee is responsible for the review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. “Related person” refers to a person or entity who is, or at any point since the beginning of the last fiscal year was, a director, executive officer, nominee for director, 5% stockholder of the Company or any immediate family members of each of these individuals.

As a general matter, under the delegation of authority policy adopted by the board, related-person transactions where the amount involved could reasonably be expected to exceed $120,000 in any calendar year, or a material amendment or modification of any such transaction, are submitted to the audit committee for review and approval before the transaction is consummated. If advance approval of a related-person transaction is not obtained, then the transaction must be submitted to the audit committee for ratification, as soon as reasonably practicable, but in any event, at the audit committee’s next regularly scheduled meeting. If the audit committee does not ratify a related-person transaction that has been consummated without its approval, the audit committee will, in consultation with the General Counsel, consider whether additional action is necessary, such as terminating the transaction on a prospective basis, rescinding it or modifying it in a manner that would facilitate ratification by the audit committee.

As provided in the audit committee’s charter, in the course of its review and approval or ratification of a related-person transaction, the audit committee will consider:

•	the nature of the related-party’s interest in the transaction;

•	the material terms of the transaction, including the amount involved and type of transaction;

•	the importance of the transaction to the related-party and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the audit committee deems appropriate.

The audit committee has pre-approved certain related-person transactions entered into in the ordinary course of the Company’s business, in cases where:

•	the interest of the related person arises only from (a) the related person’s position as a director (or similar position) of the entity that is a party to the transaction, or (b) the direct or indirect ownership by the related person of at least a 10% equity interest in the entity that is party to the transaction; and

•	the aggregate amount involved does not, in any single fiscal year, exceed the greater of $1,000,000 or two percent (2%) of the consolidated revenue of the other entity that is a party to the transaction.

Notwithstanding the above, any related-person transactions where Travelport and/or any of its subsidiaries are a party to the transaction are not to be deemed pre-approved by the audit committee.

Any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, he or she may be counted in determining the presence of a quorum at a meeting of the audit committee at which the transaction is considered.

Related Person Transactions with Travelport and its Subsidiaries

We have entered into a number of agreements with Travelport that formalized our ongoing commercial relationship and provided for both parties to provide certain transition services to the other party. We net settle the amounts due to and from Travelport and its subsidiaries under these agreements. As of December 31, 2010, Travelport and its subsidiaries collectively owed us $15.4 million, on a net basis, under these agreements.

Separation Agreement

We entered into a Separation Agreement with Travelport at the time of the IPO that provided the general terms for the separation of our respective businesses. This agreement was amended on May 5, 2008 and January 23, 2009. References to the Separation Agreement below refer to the Separation Agreement, as amended.

Guarantees and Letters of Credit.  When we were a wholly-owned subsidiary of Travelport, Travelport provided guarantees, letters of credit and surety bonds on our behalf under our commercial agreements and leases and for the benefit of regulatory agencies. Under the Separation Agreement, we are required to use commercially reasonable efforts to have Travelport released from any then outstanding guarantees and surety bonds. As a result, Travelport no longer provides surety bonds on our behalf or guarantees in connection with commercial agreements or leases entered into or replaced by us subsequent to the IPO. In addition, Travelport is obligated to continue to issue letters of credit on our behalf so long as Travelport and its affiliates (as defined in the Separation Agreement) own at least 50% of our voting stock in an aggregate amount not to exceed $75.0 million (denominated in U.S. dollars). Travelport charges us fees for issuing, renewing or extending letters of credit on our behalf, and these fees totaled $4.0 million during fiscal year 2010. At December 31, 2010, there were $72.3 million of outstanding letters of credit issued by Travelport on our behalf.

Indemnification.  Under the Separation Agreement, we agreed to indemnify Travelport and its officers, directors, employees and agents against certain losses including, but not limited to, litigation matters and other claims.

Registration Rights.  The Separation Agreement provides that Travelport can demand that we register the resale of our common stock held by Travelport and persons or entities that acquire or otherwise received common stock from Travelport that is subject to these registration rights. In addition, Travelport has certain “piggyback” registration rights that would allow Travelport to include its shares in any future registrations of our common stock, whether that registration relates to a primary offering by us or a secondary offering by or on behalf of other shareholders.

Equity Purchase Rights.  The Separation Agreement provides that, so long as Travelport beneficially owns at least 50% of the combined voting power of all our outstanding voting securities, Travelport may purchase its pro rata share, based on its then-current percentage equity interest in us, of any voting equity securities issued by us, excluding any securities issued under employee stock options or other benefit plans, dividend reinvestment plans and certain other offerings other than for cash.

Transition Services Agreement

At the time of the IPO, we entered into a Transition Services Agreement with Travelport. Under this agreement, as amended, Travelport provided us with certain transition services, including insurance, human resources and employee benefits, payroll, tax, communications, collocation and data center facilities, information technology and other existing shared services. We also provided Travelport with certain services, including accounts payable, information technology hosting, data warehousing and storage as well as Sarbanes-Oxley compliance testing and deficiency remediation. The terms for the services provided under the Transition Services Agreement generally expired on March 31, 2008, subject to certain exceptions. The term of the Transition Services Agreement was extended until September 30, 2009 for services Travelport provided to us related to the support and maintenance of applications for storage of certain financial and human resources data and until December 31, 2009 for services Travelport provided to us related to non-income tax return preparation and consulting services. The charges for these services were based on the time expended by the employee or service provider billed at the approximate human resource cost, including wages and benefits. The Company may continue to pay Travelport certain fees as it related to licensing fees and technology support. During fiscal year 2010, we incurred expenses of $0.3 million during fiscal year 2010 for services provided by Travelport to us under the Transition Services Agreement.

Master License Agreement

We entered into a Master License Agreement with Travelport at the time of the IPO. Under this agreement, Travelport licenses certain of our intellectual property and pays us fees for related maintenance and support services. The licenses include our supplier link technology; portions of ebookers’ booking, search and vacation package technologies; certain of our products and online booking tools for corporate travel; portions of our private label vacation package technology; and our extranet supplier connectivity functionality. During the fiscal year 2010, we recognized $0.2 million of income under the Master License Agreement.

The Master License Agreement granted us the right to use a corporate online booking product developed by Travelport. We have entered into a value added reseller license with Travelport for this product.

Equipment, Services and Use Agreements

Prior to the IPO, we shared certain office locations with Travelport. In connection with the IPO, we entered into an Equipment, Services and Use Agreement for each office occupied by both parties. These agreements commenced in most locations on June 1, 2007 and provided that the cost of the shared space would be ratably allocated. The agreements expired on December 31, 2007 but automatically renewed if no termination notice was served. Termination notices were served for all but two locations as of December 31, 2010. Travelport remained liable to landlords for all lease obligations with guarantee agreements, unless expressly released from this liability by the relevant landlord.

Tax Sharing Agreement

In connection with the IPO, we entered into a Tax Sharing Agreement with Travelport that provided for the preparation and filing of tax returns, the payment of taxes, the allocation of tax liabilities between us and Travelport, the receipt of tax refunds and tax-related payments, and the conduct of tax audits and similar tax controversies. Under the Tax Sharing Agreement, we are required to indemnify Travelport for all taxes that are attributable to our business or any breach by us of our obligations under the Tax Sharing Agreement. Conversely, Travelport will indemnify us for all taxes that are attributable to Travelport’s business or any breach by Travelport of its obligations under the Tax Sharing Agreement. Finally, we agreed to split (on a 29%/71% basis):

•	taxes attributable to certain restructuring transactions undertaken in contemplation of the IPO;

•	certain taxes imposed as a result of our prior membership in a consolidated group, including (i) the consolidated group for U.S. federal income tax purposes of which the Company was the common parent and (ii) the consolidated group of which Cendant Corporation (“Cendant”) was the common parent;

•	any tax-related liabilities under the agreement by which we were acquired from Cendant; and

•	any other taxes (other than those described above) that are attributable to a taxable period (or portion of a taxable period) prior to the IPO that do not relate to our business or Travelport’s business.

GDS Service Agreement

In connection with the IPO, we entered into an agreement with Travelport to use GDS services provided by both Galileo and Worldspan (the “Travelport GDS Service Agreement”). This agreement expires on December 31, 2014.

The Travelport GDS Service Agreement is structured such that we earn incentive revenue for each air, car and hotel segment that is processed through the Worldspan and Galileo GDSs (the “Travelport GDSs”). This agreement requires that we process a certain minimum number of segments for our domestic brands through the Travelport GDSs each year. Our domestic brands were required to process a total of 33.7 million segments through the Travelport GDSs during the year ended December 31, 2010. Of the required number of segments, 16.0 million segments were required to be processed through Worldspan and 17.7 million segments were required to be processed through Galileo during the year ended December 31, 2010. The required number of segments processed in future years for Worldspan is fixed at 16.0 million segments, while the required number of segments for Galileo is subject to adjustment based upon the actual segments processed by our domestic brands in the preceding year. Our failure to process at least 95% of these segments through the Travelport GDSs would result in a shortfall payment of $1.25 per segment below the required minimum. We are not subject to these minimum volume thresholds to the extent that we processs all eligible segments through the Travelport GDSs. No payments were made to Travelport related to the minimum segment requirement for our domestic brands for the year ended December 31, 2010.

The Travelport GDS Service Agreement also requires that ebookers use the Travelport GDSs exclusively in certain countries for segments processed through GDSs in Europe. Our failure to process at least 95% of these segments through the Travelport GDSs would result in a shortfall payment of $1.25 per segment for each segment processed through an alternative GDS provider. We failed to meet this minimum segment requirement during the year ended December 31, 2010, and as a result, we were required to make a $0.4 million shortfall payment to Travelport and a $0.3 million shortfall payment to Galileo.

A significant portion of our GDS services are provided through the Travelport GDS Service Agreement. For the year ended December 31, 2010, we recognized $113.3 million of incentive revenue for segments processed through Galileo and Worldspan. We recognized an additional $0.8 million in net revenue as a “conversion bonus” for segments generated during fiscal year 2010 by certain new Orbitz for Business customers. Offsetting this revenue was $2.8 million in “opt-in” fees which we incurred under the Travelport GDS Service Agreement during the year ended December 31, 2010 for certain carrier segments booked through the Galileo GDS.

Travelport Letter Agreement

On February 1, 2011, we entered into a Letter Agreement with Travelport (the “Letter Agreement”), which amends and clarifies certain terms set forth in agreements that we have previously entered into with Travelport and provides certain benefits to us so long as certain conditions are met.

The Letter Agreement contains an agreement relating to the absence of ticketing authority on American Airlines, Inc. (the “AA Ticketing Authority Agreement”). Under the AA Ticketing Authority Agreement, our segment incentives payable from Travelport under the Travelport GDS Service Agreement, would be increased effective December 22, 2010 until the earliest of April 21, 2011, the reinstatement of ticketing authority by American Airlines, Inc. (“AA”) for our Orbitz.com website, the consummation of a direct connect relationship with AA, or the determination by our audit committee of the board of directors that we are engaged in a discussion with AA that is reasonably likely to result in a direct connect relationship between us and AA.

The Letter Agreement also contains an amendment to the Travelport GDS Service Agreement. This amendment establishes a higher threshold at which potential decreases in Travelport’s segment incentive payments to us can take effect and reduces the percentage impact of the potential decreases. We are entitled to receive these benefits as long as our audit committee does not determine that we are engaged in a discussion with any airline that is reasonably likely to result in a direct connect relationship and we have not consummated a direct connect relationship with any airline.

Under the Letter Agreement, we were also permitted to proceed with an arrangement with ITA Software, Inc. (“ITA”) that provides for our use of ITA’s airfare search solution after December 31, 2011. Also pursuant to the

Letter Agreement, we have agreed to the circumstances under which we will use e-Pricing for searches on our websites through December 31, 2014.

On March 29, 2011, we entered into an amendment to the AA Ticketing Authority Agreement that extends the increased segment incentives payable from Travelport to the Company until the earliest of August 31, 2011, the reinstatement of ticketing authority by AA for our Orbitz.com website, the consummation of a direct connect relationship with AA, or the determination by our audit committee of the board of directors that we are engaged in a discussion with AA that is reasonably likely to result in a direct connect relationship between us and AA. All other terms of the AA Ticketing Authority Agreement remain unchanged.

Hotel Sourcing and Franchise Agreement

We entered into a Master Supply and Services Agreement (the “GTA Agreement”) with GTA, a wholly-owned subsidiary of Travelport, which became effective on January 1, 2008. Under the GTA Agreement, we pay GTA a contract rate for hotel and destination services inventory it makes available to us for booking on our websites. The contract rate exceeds the prices at which suppliers make their inventory available to GTA for distribution and is based on a percentage of the rates GTA makes such inventory available to its other customers. We are also subject to additional fees if we exceed certain specified booking levels. The initial term of the GTA Agreement expired on December 31, 2010. Under this agreement, we were restricted from providing access to hotels and destination services content to certain of GTA’s clients until December 31, 2010.

For the year ended December 31, 2010, we recognized $6.2 million of net revenue related to hotel bookings sourced through GTA under the GTA agreement.

Stock Purchase Agreement

On November 4, 2009, we entered into a Stock Purchase Agreement with Travelport pursuant to which Travelport agreed to purchase 9,025,271 shares of our common stock for $5.54 per share (or an aggregate amount of $50.0 million) in cash. A special committee of independent directors was formed to investigate, evaluate, negotiate and approve (subject to subsequent approval by the full board) or reject the transaction. During fiscal year 2010, Mr. Fox (Chair), Ms. Studenmund and Mr. Cobb served as members of this special committee. This special committee approved the Stock Purchase Agreement and the related transactions and agreements and recommended that the full board approve such agreements and transactions, which it did. The transaction closed on January 26, 2010, following receipt of shareholder approval (as required under applicable NYSE rules) and concurrently with the closing of the debt-for-equity exchange transaction with PAR (see the section entitled “Related Person Transaction with PAR Investment Partners, L.P.” below).

Related Person Transactions with Affiliates of The Blackstone Group and TCV

Service Agreements with Intelenet Global Services

We are party to various outsourcing agreements with companies owned by Intelenet Global Services, a portfolio company of The Blackstone Group, under which we receive call center and telesales, back office administrative, information technology and financial services. We incurred expenses of $32.6 million under these agreements during fiscal year 2010. In April 2010, we entered into an agreement with Intelenet pursuant to which Intelenet loaned us $0.8 million to finance the cost of outsourcing customer service functions for certain of our ebookers websites to Intelenet. This loan is interest-free and is payable in equal monthly installments beginning in October 2010 through its maturity in March 2014.

Other Agreements

The Blackstone Group and TCV are in the business of making investments in various companies and have ownership interests in, and affiliations with, a broad range of companies. In the normal course of conducting our business, we have entered into various agreements with affiliates of The Blackstone Group and TCV. For example, we have agreements with certain hotel management companies that are affiliates of The Blackstone Group and that provide us with access to their hotel inventory, the most significant of which is our agreement with Hilton Hotels

Corporation under which we recognized $21.1 million in net revenue for the year ended December 31, 2010. We also purchase services from certain affiliates of The Blackstone Group and TCV such as telecommunications and advertising, and certain of their affiliates utilize our partner marketing programs and corporate travel services. We believe that these agreements have been executed on terms comparable to those of unrelated third parties, and we do not believe that any of these agreements is individually material to our overall business.

Related Person Transaction with PAR Investment Partners, L.P.

On November 4, 2009, we entered into an Exchange Agreement with PAR. Pursuant to the terms of the Exchange Agreement, as amended, PAR agreed to exchange $49.56 million aggregate principal amount of term loans outstanding under our senior secured credit agreement (which were valued at 91% of the principal amount) for 8,141,402 shares of our common stock at $5.54 per share. The debt-for-equity exchange closed on January 26, 2010, following receipt of shareholder approval (as required under applicable NYSE rules) and concurrently with the closing of the issuance of shares to Travelport under the Stock Purchase Agreement described above under the section entitled “Related Person Transactions with Travelport and its Subsidiaries — Stock Purchase Agreement” above.

SHAREHOLDER PROPOSALS

Shareholders who wish to submit a proposal to be included in our 2012 proxy statement and presented at the 2012 Annual Meeting must cause the proposal to be received at our executive offices, Orbitz Worldwide, Inc., Attention: Corporate Secretary, 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, by no later than December 21, 2011. This will enable us to evaluate the proposal for its possible inclusion in the proxy statement in connection with that meeting.

Shareholders who wish to submit a proposal to be presented at the 2012 Annual Meeting, but not included in our 2012 proxy statement, or who wish to nominate a candidate for election as a director at that meeting, are required by our by-laws to cause notice of such proposal or nomination to be delivered to our executive offices at the address above. To be considered for a vote at the 2012 Annual Meeting, such notice must be delivered after February 2, 2012 and before March 3, 2012, except that if the 2012 annual meeting is called for a date that is not within 30 days before or after the anniversary of the 2011 Annual Meeting, such notice must be received no later than the close of business on the tenth day after the day on which notice of the date of the annual meeting is mailed or publicly disclosed by us, whichever occurs first. Any such notice of proposal or nomination must contain the information required by our by-laws.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. Shareholders who hold their shares through a broker may receive notice from their broker regarding the householding of proxy materials. As indicated in the notice that will be provided by these brokers, a single proxy statement and annual report or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once a shareholder has received notice that the broker will be householding, householding will continue until the shareholder is notified otherwise or until the shareholder has revoked consent by notifying the broker. If you would prefer to receive separate copies of a proxy statement and annual report or Notice of Internet Availability of Proxy Materials for other shareholders in your household, either now or in the future, please contact your bank, broker or broker-dealer. Upon written or oral request to our corporate secretary at Orbitz Worldwide, Inc., 500 W. Madison Street, Suite 1000, Chicago, Illinois 60661, we will provide separate copies of this Proxy Statement, our Annual Report and/or the Notice of Internet Availability of Proxy Materials.

OTHER MATTERS TO COME BEFORE THE MEETING

The board of directors knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE AS SOON AS POSSIBLE.

By Order of the Board of Directors

James P. Shaughnessy
Secretary

April 19, 2011
Chicago, Illinois

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE. ANY WRITTEN REQUEST SHOULD BE DIRECTED TO OUR CORPORATE SECRETARY AT ORBITZ WORLDWIDE, INC., 500 W. MADISON STREET, SUITE 1000, CHICAGO, ILLINOIS 60661.

APPENDIX A

ORBITZ WORLDWIDE, INC.
2007 EQUITY AND INCENTIVE PLAN
(As amended and restated, effective June 2, 2010)

1.	Purpose; Types of Awards; Construction.

The purposes of the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan (the “Plan”) are to afford an incentive to non-employee directors, selected officers and other employees, advisors and consultants of Orbitz Worldwide, Inc. (the “Company”), or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers, employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company’s business. The Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” under Section 162(m) of the Code comply with such requirements, and the Plan and Awards shall be interpreted in a manner consistent with such requirements.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Annual Incentive Program” means the program described in Section 6(c) hereof.

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document, in each case as approved by the Committee, evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means, following the Effective Date and excluding the separation transaction pursuant to which the Company becomes a separate public corporation for the first time, a change in control of the Company, which will have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

(g) “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code.

(h) “Company” means Orbitz Worldwide, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(j) “Effective Date” means the effective date of the IPO.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(l) “Fair Market Value” means the fair market value determined in such manner as the Committee, in its sole discretion, may deem equitable or as required by applicable law, rule or regulation. Unless the Committee otherwise determines, with respect to an Award granted under the Plan, “Fair Market Value” means (i) the mean between the highest and lowest reported sales price per share of Stock on the national securities exchange on which the Stock is principally traded on the date of grant of such Award, or if the date of grant is not a trading day, then the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the date of grant of such Award, or if the date of grant is not a trading day, then the last preceding date on which there was a sale of such Stock on such over-the-counter market.

(m) “Grantee” means a person who, as a non-employee director, officer or other employee, advisor or consultant of the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.

(n) “IPO” means the initial public offering of the Company’s Stock.

(o) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Long Range Incentive Program” means the program described in Section 6(b) hereof.

(q) “Non-Employee Director” means any director of the Company who is not also employed by the Company or any of its Subsidiaries.

(r) “NQSO” means any Option that is not designated as an ISO.

(s) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(t) “Other Cash-Based Award” means cash awarded under the Annual Incentive Program or the Long Range Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(u) “Other Stock-Based Award” means a right or other interest granted to a Grantee under the Annual Incentive Program or the Long Range Incentive Program that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Performance Goals” means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles where applicable: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (iv) earnings or book value per share (basic or diluted); (v) return on assets (gross or net), return on investment, return on capital, or return on equity; (vi) return on revenues; (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (viii) economic value created; (ix) operating margin or profit margin; (x) stock price or total stockholder return; (xi) income or earnings from continuing operations; (xii) cost targets, reductions and savings, expense management, productivity and efficiencies; and (xiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a Parent or Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(x) “Plan” means this Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, as amended from time to time.

(y) “Plan Year” means a calendar year.

(z) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(aa) “Restricted Stock Unit” or “RSU” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria.

(bb) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(cc) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(dd) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(ee) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(ff) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Administration.

The Plan shall be administered by the Board or by such Committee that the Board may appoint for this purpose. If a Committee is appointed to administer the Plan, all references herein to the “Committee” shall be references to such Committee. If no Committee is appointed by the Board to administer the Plan, all references herein to the “Committee” shall be references to the Board. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to amend the terms and conditions of outstanding Awards, including, but not limited to extending the exercise period of such Awards and accelerating the vesting schedule of such Awards; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in, Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders. Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders, the Committee may provide for, and the Company may implement, a one-time only stock option exchange program, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser amount of Options with a lower exercise price, or other equity benefit as may be approved by the Committee, provided that such one-time only stock option exchange program is implemented within twelve months of the date of such stockholder approval.

The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Parent or Subsidiary of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	Eligibility.

Awards may be granted to selected non-employee directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.	Stock Subject to the Plan.

The maximum number of shares of Stock reserved for issuance under the Plan shall be 21,100,000,1 subject to adjustment as provided herein. No more than (i) 5,000,000 shares of Stock may be made subject to NQSOs or SARs to a single individual in a single Plan Year, (ii) 2,500,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards denominated in shares of Stock) to a single individual in a single Plan Year, and (iii) 1,000,000 shares of Stock may be issued pursuant to the exercise of ISO’s, in each case, subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award terminates or expires without a distribution of shares to the Grantee, or if shares of Stock are surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes in respect of an Award, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code, (iv) annual award limitations set forth in Section 5, and (v) the Performance Goals applicable to outstanding Awards.

6.	Specific Terms of Awards.

(a) General.  The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, vesting, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may

 1 Reflects proposed amendment to increase shares of Stock reserved for issuance under the Plan from 18,100,000 to 21,100,000.

impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Long Range Incentive Program.  Under the Long Range Incentive Program, the Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Except as otherwise set forth herein or as may be determined by the Committee, each Award granted under the Long Range Incentive Program shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options.  The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(a) Type of Award.  The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(b) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but, subject to Section 6(b)(v), in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(c) Term and Exercisability of Options.  The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(d) Termination of Employment.  An Option may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such Option.

(e) Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) SARs.  The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(a) In General.  Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of a SAR may be made in cash, Stock, or property as specified in the Award or determined by the Committee.

(b) Right Conferred.  A SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

(c) Term and Exercisability of SARs.  The date on which the Committee adopts a resolution expressly granting a SAR shall be considered the day on which such SAR is granted. SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. A SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(d) Termination of Employment.  A SAR may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of the SAR, in the event of specified terminations of employment or service, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related Award).

(e) Other Provisions.  SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law.

(iii) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(a) Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(b) Forfeiture.  Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(c) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(d) Dividends.  Stock distributed in connection with a stock split or stock dividend, and cash or other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, and shall be settled as the same time as the Restricted Stock to which it relates.

(iv) Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(a) Award and Restrictions.  Delivery of Stock or cash, as determined by the Committee, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals. The Committee may award dividend equivalents relating to Restricted Stock Units on terms and conditions as it determines.

(b) Forfeiture.  Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalents that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(v) Other Stock- or Cash-Based Awards.  The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this paragraph may be granted with value and payment contingent upon Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Performance periods under this Section 6(b)(v) may overlap. The maximum value of the aggregate payment that any Grantee may receive pursuant to this Section 6(b)(v) in respect of any Plan Year is $10,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(c) Annual Incentive Program.  The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Grantees will be selected by the Committee with respect to participation for a Plan Year. The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any Plan Year is $10,000,000. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals relating to Awards hereunder have been attained. The Committee may establish such other rules applicable to the Annual Incentive Program to the extent not inconsistent with Section 162(m) of the Code.

7.	Change in Control Provisions.

In the event of a Change in Control and subject to any applicable Award Agreement, the Committee shall have the authority, in its sole discretion, to:

(a) accelerate the vesting, payment or right to exercise of any Award effective immediately upon the occurrence of a Change in Control; and

(b) cause the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any Award granted under the Plan to lapse and deem such Awards fully vested, and deem any performance conditions imposed with respect to Awards to be fully achieved.

8.	General Provisions.

(a) Nontransferability.  Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment, etc.  Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or to continue as a director of, or to continue to provide services to, the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Grantee’s employment, or director or independent contractor relationship.

(c) Taxes.  The Company or any Parent or Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have a portion of the shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(d) Stockholder Approval; Amendment and Termination.

(i) The Plan shall be effective upon the IPO, provided that the Plan has been previously approved by Travelport Limited, the Company’s sole stockholder.

(ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan.  Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f) Deferrals.  The Committee shall have the authority to establish such procedures and programs that it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan.

(g) No Rights to Awards; No Stockholder Rights.  No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(h) Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i) No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(k) Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(l) Tax Laws.  Awards under the Plan are intended to comply with Code Section 409A and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Agreement to the contrary, in the event that the Committee determines that any Award may or does not comply with Code Section 409A, the Company may adopt such amendments to the Plan and the affected Award (without Participant consent) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to Award, or (ii) comply with the requirements of Code Section 409A.

ANNUAL MEETING OF STOCKHOLDERS OF
ORBITZ WORLDWIDE, INC.
June 1, 2011
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and annual report are available at
http://www.orbitz-ir.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.    â

20430304030000000000 8	060111

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 5 AND “3 YEARS” FOR PROPOSAL 4 BELOW:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

								FOR	AGAINST	ABSTAIN
1.	Election of Class I Directors:				2.	Approval of an amendment to the Equity and Incentive Plan to increase the number of shares reserved for issuance by 3,000,000 shares.		☐	☐	☐

		NOMINEES:						FOR	AGAINST	ABSTAIN
☐	FOR ALL NOMINEES	¡ ¡	Mark S. Britton Bradley T. Gerstner		3.	Advisory vote on our executive compensation.		☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Kristina M. Leslie Jaynie Miller Studenmund
							1 YEAR	2 YEARS	3 YEARS	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)				4.	Advisory vote on the frequency of shareholder votes on our executive compensation.	☐	☐	☐	☐

								FOR	AGAINST	ABSTAIN
					5.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.		☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					6.	Other Matters.

					In accordance with their best judgment, the proxies are authorized to vote upon such other matters as may properly come before the 2011 Annual Meeting, or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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☐
ORBITZ WORLDWIDE, INC.
Annual Meeting of Stockholders - June 1, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby makes, constitutes and appoints Jeff Clarke, Barney Harford, James P. Shaughnessy, and each of them, proxies for the undersigned, with the powers the undersigned would possess if personally present and full power of substitution, to vote all shares of the common stock of Orbitz Worldwide, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “2011 Annual Meeting”) of the Company, to be held on Wednesday, June 1, 2011, at 10:00 a.m., local time, at the Grand Hyatt, 109 East 42nd Street, New York, New York, or any adjournment or postponement thereof. The undersigned also acknowledges receipt of the Letter to Shareholders, the Annual Report on Form 10-K, the Notice of the 2011 Annual Meeting and the Proxy Statement. The undersigned hereby revokes any other proxy executed previously for the 2011 Annual Meeting.
Each share of common stock of the Company has one vote. This Proxy, when properly executed, will be voted in the manner the undersigned directs on the reverse side of this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted “FOR” proposals 1, 2, 3 and 5 and “3 YEARS” for proposal 4 listed on the reverse side of this card. Simply sign, date and return this Proxy.
If this Proxy is not returned, then the shares of the common stock of the Company that you own will not be voted.
Please be sure to sign on the reverse side of this card exactly as your name appears above the signature line.
(Continued and to be signed and dated on the other side)

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